                                                                    Exhibit 10.2



                            STOCK PURCHASE AGREEMENT


                                     AMONG


                          DUQUESNE ENTERPRISES, INC.,


                            CHESTER ENGINEERS, INC.


                                      AND


                        CHESTER ACQUISITION CORPORATION



                                 March 17, 1997

                               TABLE OF CONTENTS
                               -----------------

                          Article I - The Transaction
                          ---------------------------


Section                                                            Page
-------                                                            ----

1.01    Purchase of Shares........................................    1
1.02    Purchase Price; USF Shares; USF Shares Average Price......    1
1.03    Anti-Dilution.............................................    1
1.04    Payment of Purchase Price.................................    1
1.05    Closing...................................................    2
1.06    Deliveries and Proceedings at Closing.....................    2

       Article II - Representations and Warranties of DEI and the Company
       ------------------------------------------------------------------

2.01  Title to Chester Shares.....................................    4
2.02  Securities..................................................    4
2.03  Organization and Qualification..............................    4
2.04  Shares; Capitalization......................................    5
2.05  Subsidiaries................................................    5
2.06  Authorization and Enforceability............................    6
2.07  No Violation of Laws or Agreements..........................    6
2.08  Financial Statements; Minimum Equity........................    7
2.09  Undisclosed Liabilities.....................................    7
2.10  No Changes..................................................    7
2.11  Tax Matters.................................................    8
2.12  [not used]..................................................    9
2.13  Receivables; Retentions.....................................    9
2.14  Business; Discontinued Operations...........................   10
2.15  No Pending Litigation or Proceedings........................   10
2.16  Contracts; Compliance.......................................   11
2.17  Permits.....................................................   12
2.18  Compliance with Laws........................................   12
2.19  Real Property...............................................   12
2.20  Transactions with Related Parties...........................   12
2.21  Insurance...................................................   13
2.22  Liability for Services Provided.............................   14
2.23  Labor Relations.............................................   14
2.24  Patents and Intellectual Property Rights....................   14
2.25  Benefit Plans...............................................   15
2.26  Customer/Supplier Relations.................................   17
2.27  Finder's Fees...............................................   17
2.28  Confidentiality Agreements..................................   17
2.29  Compliance with Environmental Laws..........................   17

2.30  Disclosure..................................................   18

           Article III- Representations and Warranties of Acquisition
           ----------------------------------------------------------

3.01  Title to USF Shares........................................    18
3.02  Securities.................................................    18
3.03  Organization and Qualification.............................    19
3.04  Shares; Capitalization.....................................    19
3.05  Authorization and Enforceability...........................    19
3.06  No Violation of Laws or Agreements.........................    19
3.07  SEC Reports................................................    20
3.08  Finder's Fees..............................................    20
3.09  No Agreements with Management..............................    20
3.10  Disclosure.................................................    20

                 Article IV - Covenants of DEI and the Company
                 ---------------------------------------------

4.01  Conduct of Business Pending Closing........................    20
4.02  Access, Information and Documents..........................    22
4.03  Preserve Accuracy of Representations and Warranties........    22
4.04  Filings and Authorizations.................................    23
4.05  Notice of Changes..........................................    23
4.06  Section 338(h)(10) Election; Certain Tax Returns...........    23
4.07  Certain Additional Tax Matters.............................    23
4.08  Lease with PVL.............................................    24
4.09  Acquisition Proposals......................................    25
4.10  Assurances.................................................    25
4.11  Accounts Receivable........................................    26
4.12  Employee/Employee Benefits Matters.........................    26
4.13  Resale of USF Shares.......................................    26

                      Article V - Covenants of Acquisition
                      ------------------------------------

5.01  Filings and Authorizations..................................   26
5.2   Notice of Changes...........................................   26
5.3   Merger......................................................   26


                       Article VI - Conditions to Closing
                       ----------------------------------

6.01  Mutual Conditions Precedent.................................   27
6.02  Conditions Precedent to Obligations of Acquisition..........   27
6.03  Conditions Precedent to Obligations of DEI..................   29

           Article VII - Certain Additional Covenants and Agreements
           ---------------------------------------------------------

7.01  Costs and Expenses..........................................   29
7.02  Confidentiality.............................................   29
7.03  Publicity...................................................   30
7.04  Further Assurances..........................................   30
7.05  Termination.................................................   30

          Article VIII - Survival of Representations; Indemnification
          -----------------------------------------------------------

8.01  Survival of Representations.................................   31
8.02  Indemnification by DEI......................................   31
8.03  Indemnification by Acquisition..............................   32
8.04  Notice of Claims............................................   32
8.05  Third Party Claims..........................................   33
8.06  Limitation on Damages, Insurance; Etc.......................   33
8.07  Additional Remedies.........................................   34
8.08  Good Faith Effort to Settle Disputes........................   34

                           Article IX - Miscellaneous
                           --------------------------

9.01  Construction................................................   34
9.02  Notices.....................................................   35
9.03  Successors and Assigns......................................   35
9.04  Governing Law...............................................   35
9.05  No Assignment...............................................   35
9.06  Amendment and Waiver; Cumulative Effect.....................   36
9.07  Entire Agreement............................................   36
9.08  Severability................................................   36
9.09  No Third Party Beneficiaries................................   36
9.10  Counterparts................................................   36

                                    Exhibits
                                    --------

Exhibit A      Form of Opinion of Counsel to DEI
Exhibit B      Form of Opinion of Counsel to USF
Exhibit C      Affiliate's Letter

                                   Schedules
                                   ---------

Schedule 1.06(a)         Exceptions to Releases
----------------

Schedule 2.03          Foreign Qualifications
-------------
Schedule 2.04          Securities Rights
-------------
Schedule 2.05          Subsidiaries
-------------
Schedule 2.07          Consents
-------------
Schedule 2.09          Other Liabilities
-------------
Schedule 2.11          Tax Matters
-------------
Schedule 2.12          Litigation
-------------
Schedule 2.13          Receivables
-------------
Schedule 2.14          Assets; Business
-------------
Schedule 2.15          Litigation
-------------
Schedule 2.16          Contracts
-------------
Schedule 2.19          Real Property
-------------
Schedule 2.20          Transactions with Related Parties
-------------
Schedule 2.21          Insurance
-------------
Schedule 2.22          Liabilities for Services
-------------
Schedule 2.24          Intellectual Property
-------------
Schedule 2.25          Benefit Plans
-------------
Schedule 2.26          Customer/Supplier Relations
-------------
Schedule 2.28          Confidentiality Agreements
-------------
Schedule 2.29          Environmental Matters
-------------
Schedule 4.06          Allocation Under Section 338(h)(10)
-------------
Schedule 6.02(i)       Certain Debt
----------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") entered as of the 17/th/ day of March, 1997 by and among Duquesne Enterprises, Inc., a Pennsylvania corporation ("DEI"), Chester Engineers, Inc., a Pennsylvania corporation (the "Company"), and Chester Acquisition Corporation, a Delaware corporation ("Acquisition");

                                  WITNESSETH:

          WHEREAS, DEI owns 4,000,000 shares of common stock of the Company, par value $1.00 per share ("Chester Common Stock"), which shares represent 100% of the issued and outstanding shares of capital stock of the Company (the "Chester Shares"); and

          WHEREAS, Acquisition desires to acquire from DEI, and DEI desires to sell to Acquisition, the Chester Shares in consideration for a certain number of shares of the common stock of United States Filter Corporation, a Delaware corporation ("USF"), valued at $43,400,000 and cash in the amount of $400,000, all under and subject to the terms and conditions set forth herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I
                                THE TRANSACTION
                                ---------------

          1.01  Purchase of Shares.  Subject to the terms and conditions of this
                ------------------
Agreement, DEI shall sell, assign, transfer and deliver to Acquisition at the Closing (as defined in Section 1.05 below), and Acquisition shall purchase from
                       ------------
DEI at the Closing, the Chester Shares in exchange for the Purchase Price (as defined in Section 1.02 below).
           ------------

          1.02  Purchase Price; USF Shares; USF Shares Average Price.  As used
                ----------------------------------------------------
herein, "Purchase Price" means (i) the USF Shares plus (ii) $400,000 in cash; "USF Shares" means that number of shares of common stock of USF, par value $0.01 per share, equal to the result obtained by dividing $43,400,000 by the USF Shares Average Price; and "USF Shares Average Price" means the average (rounded to the nearest eighth of a point) of the closing prices for shares of common stock of USF as reported by the New York Stock Exchange for the 20 consecutive trading days ending on the fifth trading day immediately preceding the Closing Date.

          1.03  Anti-Dilution.  If between the date hereof and Closing the
                -------------
issued and
outstanding USF Shares shall have been changed into a different number of shares as a result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction with a record or effective date within such period, the provisions of Section 1.02 and the
                                                     ------------
computations of USF Shares Average Price shall be adjusted proportionately.

          1.04  Payment of Purchase Price. Acquisition shall deliver to DEI on
                -------------------------
the Closing Date a certificate representing the USF Shares prepared by USF's transfer agent and $400,000 in cash by wire transfer of federal funds in accordance with written wire transfer instructions delivered to Acquisition by DEI at least three business days prior to the Closing Date. Upon such deliveries, the Purchase Price shall be paid in full.

          1.05  Closing.  The closing hereunder (the "Closing") shall take place
                -------
at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222 on May 1, 1997, effective at the close of business on April 30, 1997, except that if all of the conditions to closing under Article VI shall
                                                                ----------
not have been satisfied on or before May 1, 1997, then closing shall take place within six business days after all of the conditions to Closing under Article VI
                                                                      ----------
shall have been satisfied or waived in writing, but in no event after May 30, 1997, at 1:00 p.m. local time or at such other time, date or place as the parties hereto agree (the date of the Closing is sometimes referred to herein as the "Closing Date").

          1.06  Deliveries and Proceedings at Closing.
                -------------------------------------

                (a)   Deliveries by DEI.  DEI shall deliver or cause to be
                      -----------------
delivered to Acquisition at the Closing:

                (i) Certificates representing the Chester Shares duly endorsed or with stock powers duly executed in blank with all transfer taxes, if any, paid in full;

                (ii) Duly executed copies of such other documents and agreements provided for herein;

                (iii) Good Standing certificates of the Company, DEI and each Subsidiary (as defined in Section 2.05) issued by the Secretary of State
                               ------------
     for the respective states of formation issued within 20 days prior to Closing and good standing certificates of the Company and the Subsidiaries issued within 20 days prior to Closing in those states where they are qualified to transact business as a foreign corporation;

                (iv) An incumbency and specimen signature certificate signed by the officers of the Company and DEI and certified by the Secretary of each;

                (v) A true and correct copy of the Articles of Incorporation (and all amendments thereto) of the Company, DEI and each Subsidiary in effect as of the

     Closing Date and a complete charter history of the Company and each Subsidiary, each certified by the Secretary of State for the respective states of formation, and the Amended By-Laws of the Company and the By-Laws of each Subsidiary and DEI (together with all amendments thereto) certified by the Secretary of each;

               (vi) Resolutions of the Board of Directors of the Company and DEI authorizing the execution and delivery of this Agreement and each Other Agreement to which it is a party and the performance by the Company and DEI of the transactions contemplated hereby and thereby, certified by the Secretary of each;

               (vii) A certificate dated the Closing Date certifying to the fulfillment of the conditions set forth in Section 6.02 hereof;
                                                ------------

               (viii) An opinion of outside legal counsel to DEI in the form attached hereto as Exhibit A;
                        ---------

               (ix) General releases by DEI (on behalf of its other Affiliates) of all Liability (as defined in Section 2.09) of the Company
                                                 ------------
     and any Subsidiary to them and of any claim that they or any of them may have against the Company, except with respect to the lease between the Company and Property Ventures, Ltd., a Pennsylvania corporation ("PVL"), and subject to the other arrangements identified on Schedule 1.06(a);
                                                         ----------------

               (x) The minute books, stock ledgers and corporate seal of the Company and each Subsidiary and all share certificates of each Subsidiary representing shares of capital stock of such Subsidiary owned by the Company to the extent that such share certificates are in DEI's possession;

               (xi) Resignations of all of the directors of the Company and each Subsidiary; and

               (xii)  The PVL Mortgage and the PVL Guaranty (as defined in

     Section 4.10); and
     ------------

               (xiii) Such other agreements and documents as Acquisition may reasonably request.

               (b)    Deliveries by Acquisition.  Acquisition shall deliver or
                      -------------------------
cause to be delivered to DEI  at the Closing:

               (i) A certificate representing the USF Shares registered in the name of "Duquesne Enterprises, Inc." using its address set forth in
     Section 9.02 as its registered office for purposes of USF's stock transfer
     ------------
     records and using its taxpayer identification number of 25-1541872;

               (ii) Duly executed copies of such other documents and agreements provided for herein;

               (iii) A good Standing Certificate of Acquisition issued within 20 days prior to Closing certified by the Secretary of State of the State of Delaware;

               (iv) An incumbency and specimen signature certificate signed by the officers of Acquisition and certified by the Secretary of Acquisition;

               (v) A true and correct copy of the Certificate of Incorporation (and all amendments thereto) of Acquisition in effect as of the Closing Date certified by the Secretary of State of the State of Delaware and bylaws of Acquisition (together with all amendments thereto) certified by the Secretary of Acquisition;

               (vi) Resolutions of the Board of Directors of Acquisition authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the Secretary of Acquisition;

               (vii) A certificate dated the Closing Date of an officer of Acquisition certifying to the fulfillment of the conditions set forth in
     Section 6.03;
     ------------

               (viii) The opinion of the General Counsel to USF in the form attached as Exhibit B;
                 ---------

               (ix) An amount equal to the good faith estimate by the parties hereto of the Tax Reimbursement Amount (as defined in Section 4.07(b)); and
                                                           ---------------

               (x) Such other agreements and documents that DEI may reasonably request.


                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                            OF  DEI AND THE COMPANY
                            -----------------------

          DEI and the Company jointly and severally represent and warrant to Acquisition as set forth in this Article II. All references in Sections 2.08
                                                                -------------
through and including Section 2.30 to "Company" shall be deemed to include
                      ------------
references to each Subsidiary.

          2.01  Title to Chester Shares.  DEI has legal, valid, beneficial and
                -----------------------
exclusive title to the Chester Shares free of all liens, claims, charges, security interests, restrictions, burdens, pledges, Liabilities, defects in title, options and encumbrances of any kind or nature whatsoever (all of the foregoing collectively, "Encumbrances"), and upon delivery of the Chester Shares at Closing against receipt of the Purchase Price, Acquisition shall acquire legal and valid title to the Chester Shares free of any Encumbrances.

          2.02  Securities.  DEI is an "accredited investor" as such term is
                ----------
defined in Rule 501 of Regulation D of the U.S. Securities Act of 1933, as amended ("Securities Act"). DEI is acquiring the USF Shares for investment only and not with a view toward or in connection with any resale or distribution of such shares, except for any resale or distribution of such shares in compliance with the registration statements contemplated by Section 4.13.
                                                 ------------

          2.03  Organization and Qualification.   Each of DEI and the Company is
                ------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of DEI and the Company has all requisite corporate power and authority to (i) own, lease, operate and use its properties and assets as now owned, leased, operated and used and (ii) make, execute and deliver this Agreement and the Other Agreements to which it is a party and perform its obligations hereunder and thereunder without the need for the consent of any other Person. The Company has all requisite corporate power and authority to conduct the Business (as defined in Section 2.14) as now
                                                     -------------
conducted. As used herein, the term "Person" means any person, corporation, association, partnership, limited liability company, trust, business trust, joint venture, unincorporated organization or any other legal entity and the term "Other Agreement" with respect to any party shall mean the other agreements and documents contemplated hereby to be executed and delivered by such party or any Affiliate thereof on or before the Closing (which shall include, without limitation, that certain letter agreement between USF and DEI of same date herewith (the "Letter Agreement")). Copies of the charter documents and bylaws of DEI, the Company and each Subsidiary in effect on the date hereof and minute books and stock transfer records of the Company and each Subsidiary previously delivered to Acquisition, are correct and complete and are in full force and effect. Except as set forth in Schedule 2.03, the Company and each Subsidiary
                                -------------
is duly qualified or licensed to transact business and is in good standing as a foreign corporation in those jurisdictions set forth on Schedule 2.03, which are
                                                        -------------
the only jurisdictions wherein the character of the properties owned or leased by it or the nature of activities conducted by it make such qualification or licenses necessary. Schedule 2.03 separately identifies each country in which
                     -------------
the Company or any Subsidiary has an office or employee on permanent assignment and the extent to which the Company or any Subsidiary has any material assets located in each such country.

          2.04  Shares; Capitalization.  The authorized capital stock of the
                ----------------------
Company consists solely of 10,000,000 shares of Common Stock, $1.00 par value per share, of which 4,000,000 shares are issued and outstanding. Except as set forth in Schedule 2.04, there are no Securities Rights with respect to the
         -------------
Chester Shares nor are there any securities convertible into or exchangeable for any Chester Common Stock or any other Security Rights with respect to any unissued Chester Common Stock. "Security Right" means any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to the Chester Shares, whether issued or unissued, or any other security convertible into or exchangeable for the Chester Shares. "Security Right" includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the Company's Governing Documents or by agreement. All rights and powers to vote the Chester Shares are held exclusively by DEI. All of the Chester Shares are validly issued, fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations.

          2.05  Subsidiaries.  Except as set forth on Schedule 2.05, the Company
                ------------                          -------------
does not own any equity interest in any Person.  Schedule 2.05 discloses with
                                                 -------------
respect to each such Person, (i) its name, (ii) the jurisdiction of its organization, (iii) the number of its authorized shares or other equity interests, (iv) the number of its outstanding shares or other equity interests of each class or series, and (v) the name of the owner and the number and percentage of outstanding shares or other equity interests of each class or series of such Person owned of record and, if different, owned beneficially by the Company, DEI and any other Person. Schedule 2.05 also identifies each
                                        -------------
Subsidiary that no longer conducts any business and that contains no assets (each, an "Inactive Subsidiary") and describes the business in which each Inactive Subsidiary was engaged prior to becoming inactive. No Inactive Subsidiary has or has had since January 1, 1997 any material assets. Schedule
                                                                      --------
2.05 also describes the business in which each Subsidiary is engaged.  Each
----
Person identified on Schedule 2.05 is sometimes referred to herein as a
                     -------------
"Subsidiary"; provided, however, that, except for the immediately preceding
              --------  -------
sentence, the term "Subsidiary" as used herein shall not include any Inactive Subsidiary. All of the outstanding capital stock and other equity interests of each Subsidiary is validly issued, fully paid and nonassessable and was issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. There are no Security Rights relating to any shares of capital stock, other equity interests or other securities of any Subsidiary.
The Company and each Subsidiary have good, marketable and exclusive title to the shares or other equity interests disclosed on Schedule 2.05 as being owned by
                                              -------------
each of them, free and clear of all Encumbrances. All rights and powers to vote such shares or other equity interests are held exclusively by the Company, directly or indirectly through one or more of such Subsidiaries, as the case may be. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the power and authority to own or lease its properties and to carry on its Business as now conducted. Neither Chester Environmental Ohio, Inc. nor Chester Engineers of Michigan, Inc. has any material net book value. Except as set forth in Schedule
                                                                        --------
2.05, none of the joint ventures identified in Schedule 2.05 or 2.16 may
----                                           -------------    ----
obligate the Company to make a capital investment in or loan to such joint ventures or create any other obligation of the Company to such joint ventures without the prior consent of the Company. The Company's obligations under item no. 3 on Schedule 2.05 shall not exceed $25,000.
         -------------

          2.06  Authorization and Enforceability.  The execution, delivery and
                --------------------------------
performance by each of DEI and the Company of this Agreement have been duly authorized by all necessary action on their part. This Agreement has been duly executed and delivered by DEI and constitutes, and each Other Agreement which is to be executed and delivered by DEI, when executed and delivered by DEI, shall constitute, the legal, valid and binding obligation of DEI. This Agreement has been duly executed and delivered by the Company and constitutes, and each Other Agreement which is to be executed and delivered by the Company, when executed and delivered by the Company, shall constitute, the legal, valid and binding obligation of the Company.

          2.07  No Violation of Laws or Agreements.  Except as set forth on
                ----------------------------------
Schedule 2.07, none of the execution and delivery of this Agreement or any Other
-------------
Agreement, the consummation of the transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by DEI or the Company will: (i) contravene any provision of the charter or bylaws of DEI, the Company or any Subsidiary, (ii) conflict with, result in a breach of or constitute a default or an event of default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any term, condition or provision of, or results in the termination or loss of any right (or give others the right to cause such a termination or loss) under, any license, franchise, indenture, mortgage or any other Contract, agreement or instrument to which DEI, the Company or any Subsidiary is a party or by which any of them or any of their assets may be bound or affected, (iii) violate any Law (as defined in Section 2.18) or violate
                                                        ------------
any judgment or order of any court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality, whether federal, state, local or foreign ("Governmental Body") to which DEI, the Company or any Subsidiary or any of their Affiliates are subject, (iv) result in the creation or imposition of any Encumbrance upon the Chester Common Stock or the assets of the Company or any Subsidiary or gives to others any interests or rights therein, or (v) result in the creation, maturation or acceleration of any Liability or obligation of DEI, the Company or any Subsidiary (or gives others the right to cause such a creation, maturation or acceleration). Without limiting the foregoing, the claim by TRC Companies, Inc. ("TRC") briefly summarized on Schedule 2.07 against
                                                           -------------
DEI and the Company has been fully and completely settled with no continuing Liability of the Company or DEI to any Person, except as set forth in Schedule
                                                                      --------
2.07.  Except as may be required by the U.S. Hart-Scott-Rodino Anti-Trust
----
Improvements Act of 1976, as amended (the "HSR Act"), and except as provided in

Schedule 2.07 (collectively, the "Consents"), no consent, approval, declaration
-------------
or authorization of, or registration or filing with, any Person (including any Governmental Body) is required in connection with the execution and delivery by DEI or the Company of this Agreement or the Other Agreements to which they are a party and the consummation of the transactions contemplated hereby and thereby by DEI or the Company.

          2.08  Financial Statements; Minimum Equity.  DEI has previously
                ------------------------------------
delivered to Acquisition the audited consolidated balance sheet, income statement and statement of cash flows for the Company, together with the accompanying footnotes, for the twelve month periods ending December 31, 1993, December 31, 1994, and December 31, 1995, and December 31, 1996 (such balance sheet is sometimes referred to herein as the "12-31-96 Balance Sheet") (all of the foregoing referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") on a consistent basis throughout the indicated periods. Without limiting the foregoing, the 12-31-96 Balance Sheet reflects the Financial Accounting Standards Board's SFAS No. 121. The Company Financial Statements fairly present the consolidated financial condition, assets and Liabilities (as defined in Section 2.09) and results of operations and cash
                           ------------
flows of the Company in accordance with GAAP at the dates and for the years indicated. On the Closing Date, the Company shall have stockholders equity of at least $11,300,000, (i) without taking into account any Liabilities of any kind of the Company to any Related Party, (ii) without taking into consideration any liabilities of the Company for borrowed money to any other Person, (iii) accounting for Taxes in accordance with Sections 4.06 and 4.07 and without
                                        -------------     ----
taking into account the adjustments for stock options as contemplated by
Section 7.07; such stockholders equity to be determined exclusively in
------------
accordance with GAAP on a basis consistent with the principles of GAAP used in the 12-31-96 Balance Sheet.

          2.09  Undisclosed Liabilities.  Except as disclosed in the Company
                -----------------------
Financial Statements and as otherwise disclosed in Schedule 2.09 hereto, the
                                                   -------------
Company has no liabilities of any nature whatsoever (whether absolute, fixed, contingent or otherwise) whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition ("Liabilities"), except for Liabilities that have arisen in the ordinary course of business of the Company after December 31, 1996 through the date hereof, all of which have been consistent in amount and character with past practice and experience, and none of which, individually or in the aggregate, has had or will have an adverse effect on the Business, financial condition or prospects of the Company and none of which is a Liability for breach of contract or warranty or has arisen out of tort, infringement of any intellectual property rights, or violation of Law or is claimed in any pending or threatened legal proceeding. Without limiting the foregoing, on the Closing Date, the Company shall have no outstanding Liabilities of any kind or nature to DEI or any other Affiliate of the Company and, except as disclosed on

Schedule 2.09, the Company shall have no outstanding Liabilities to any Person
-------------
for borrowed money. As used herein, "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. Schedule 2.09 identifies all outstanding bonds or other assurances
         -------------
securing or attributable to the Company's activities (including the Contracts) and further identifies any Affiliate of the Company that may be primarily or contingently liable for any such bonds or assurances or has otherwise guaranteed any obligation of the Company.

          2.10  No Changes.  Since December 31, 1996, the Company has conducted
                ----------
its business only in the ordinary course. Without limiting the generality of the foregoing sentence, since December 31, 1996, there has not been any (i) material adverse change in the financial condition, assets, Liabilities, net worth, Business or, to the knowledge of DEI and the Company, prospects of the Company; (ii) declaration or payment of any dividend or other distribution on or with respect to or redemption or purchase by the Company of any shares of capital stock of the Company, including any of the Shares; (iii) change in any method of accounting;
(iv) payment, prepayment or discharge of any Liability other than in the ordinary course of business or any failure to pay any Liability when due; (v) write-offs or write-downs of any assets of the Company in excess of $50,000 in the aggregate; (vi) termination or waiver of any material right under, any agreement of the Company; or (vii) agreement or commitment to do any of the foregoing. During the one-year period ending on the date hereof, except as set forth in Schedule 2.10, there has been no (a) damage or destruction to any
         -------------
material asset of the Company, whether or not covered by insurance; (b) strike or other labor trouble at the Company; (c) increase in the salary, wage or bonus of any employee of the Company; (d) asset acquisition or expenditure, including capital expenditure, in excess of $50,000 individually or $250,000 in the aggregate; (e) change in any Company Plan; (f) payment to or transaction with any Related Party, which payment or transaction is not specifically disclosed on
Schedule 2.20; (g) disposition of any asset for more than $50,000 or for less
-------------
than fair market value; (h) material change in the manner in which the Company conducts its Business; (i) exercise of any options or other Security Rights with respect to Company capital stock; or (j) agreement or commitment to do any of the foregoing.

     2.11 Tax Matters.
          -----------

          (a) All federal, state, local and other income or franchise taxes, gross receipts, payroll, withholding and capital stock taxes and any interest and penalties related thereto (collectively, "Taxes") that were or are required under Law to be paid by the Company (or by any Company Affiliate in respect of the Company) have been paid, except for accrued Taxes that are not yet due in the ordinary course of business and adequately reserved for on the 12-31-96 Balance Sheet, none of which are overdue, or subsequently arising Taxes. There are no Tax liens upon any property or assets of the Company, except liens for current Taxes not yet due that are fully reserved on the Balance Sheet of the Company. Except as set forth in Schedule 2.11, the Company is not currently the
                                 -------------
beneficiary of any extension of time within which to file any Tax Return.
Except as set forth in Schedule 2.11, no claim has been made by a taxing
                       -------------
authority of a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. All Taxes that the Company (or any Company Affiliate in respect of the Company) was required by Law to withhold or collect, have been and are being withheld or collected by it and have been and are being timely paid over to the proper Governmental Body or are being held by it for such payment.

          (b) All Tax Returns that are required to be filed by the Company (or by any Company Affiliate in respect of the Company) prior to or on the Closing Date, pursuant to the Law of each governmental authority with taxing power over it have been filed or caused to be filed on a timely basis, or will be filed or cause to be filed on a timely basis. All such Tax Returns were or will be, as the case may be, correct and complete. All such Taxes that have become due as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns have been paid. Each Tax Return of the Company which has been audited by the relevant authorities and all deficiencies or proposed deficiencies resulting from such audit have been paid or are adequately provided for in the Company Financial Statements.

          (c) Except for the Company's federal income tax returns for the taxable years ended December 31, 1993, December 31, 1994 and December 31, 1995, and as otherwise provided in Schedule 2.11, no audit or examination of any Taxes
                             -------------
is now pending or currently in progress with respect to the Company, the Company has not received from the Internal Revenue Service or from any other tax authority from any state, foreign, county, local or other jurisdiction a notice of underpayment of Taxes, a proposed assessment of Tax, a proposed adjustment to any Tax return filed or other deficiency that has not been paid. Except as set forth in Schedule 2.11, there is no pending, or threatened or anticipated,
         -------------
assessment of any additional Tax against any member of the Selling Group (as defined below) for any taxable period during which the Company or any predecessor company was a member of the Selling Group. No member of the Selling Group has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency for any taxable period during which the Company was a member of the Selling Group.

          (d) Neither the Company nor any Affiliate of the Company has waived restrictions on assessment or collection of Taxes or executed a waiver or consented to the extension of any statute of limitations for federal income or other Tax Liability that remains outstanding. Except as set forth on Schedule
                                                                      --------
2.11, neither the Company nor any Company Affiliate in respect of the Company
----
has made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

          (e)  Except as disclosed on Schedule 2.11, DQE, Inc., a Pennsylvania
                                      -------------
corporation ("DQE"), DEI, each Subsidiary and the Company constitute an affiliated group of corporations within the meaning of Section 1504 of the Code and have joined in the filing of consolidated federal income Tax returns for the taxable year beginning on September 1, 1995 and for each taxable year thereafter. For purposes of this Agreement, "Selling Group" means a member, whether past or present, of DEI's affiliated group of corporations within the meaning of Code Section 1504(a).

     2.12 [not used]

     2.13 Receivables; Retentions.  Schedule 2.13 discloses all trade and other
          -----------------------   -------------
accounts receivable of the Company ("Receivables") outstanding as of January 31, 1997 presented on an aged basis and separately identifies the name of each account debtor and the total amount of each related Receivable. All Receivables, whether reflected on the 12-31-96 Balance Sheet, disclosed on

Schedule 2.13 or created after January 31, 1997, arose from bona fide sale
-------------
transactions of the Company, and except as disclosed on Schedule 2.13, no
                                                        -------------
portion of any Receivable is subject to counterclaim, defense or set-off or is otherwise in dispute. Except to the extent of the recorded reserve for doubtful accounts specified on the 12-31-96 Balance Sheet, and the Receivables subject to counterclaim, defense or set-off or otherwise in dispute disclosed on Schedule
                                                                      --------
2.13, all of the Receivables are collectible in the ordinary course of business
----
and will be fully collected within 120 days after having been created using commercially reasonable efforts with payments by each debtor being applied first to accounts as specified by such debtor and, if no account is specified, to accounts of such debtor first created. The Company's outstanding contract retentions at January 31, 1997 were equal to $1,195,753.

          2.14  Business; Assets; Discontinued Operations.
                -----------------------------------------

          (a)  Business; Assets.  The Company is engaged in the business of
               ----------------
providing fee-for-service engineering for water and waste water systems, designing and building waste water systems and designing, building, owning and operating waste water systems and the other businesses identified on Schedule
                                                                     --------
2.14 (collectively, the "Business") and no other businesses.  Except as set
----
forth in the Company's 1997 capital budget, the Company's equipment having a net book value in excess of $25,000 individually and the Company's buildings, fixtures, improvements, machinery, equipment, tools, furniture, improvements and tangible personal property, including those reflected on the 12-31-96 Balance Sheet, having a net book value in excess of $250,000 in the aggregate are in good operating condition and repair and are suitable for the purposes for which they are used in the Business. The Company has good, marketable, legal, beneficial and exclusive title to all of its assets; all of such assets are reflected on the 12-31-96 Balance Sheet or, under GAAP, are not required to be reflected thereon; and none of such assets is subject to any Encumbrance or impairment, whether due to its condition, utility, collectability or otherwise, except Permitted Encumbrances. As used herein, the term "Permitted Encumbrances" means liens for governmental charges that are not yet due and payable, and liens identified in Schedule 2.14. Schedule 2.14 identifies any
                                 -------------   -------------
material asset of the Company that is not located on property owned or leased by the Company and that is not otherwise disclosed in Schedule 2.20 and other than
                                                   -------------
vehicles owned or leased by the Company.  Except as disclosed in Schedule 2.16,
                                                                 -------------
the Company owns no material property in the United States.

          (b) Discontinued Operations.  Schedule 2.14 identifies each of the
              -----------------------           -----
businesses, divisions and segments of the Company that were sold, discontinued or otherwise disposed of since August 18, 1993 (the "Discontinued Operations"). For purposes herein, the term "Discontinued Operations" shall include all obligations under that certain Stock Purchase Agreement dated August 31, 1995 (as amended, if ever) between Mestek, Inc. and the Company, that certain Asset Purchase Agreement dated July 29, 1993 among the Company, DEI and Mestek, Inc. and all assignment and related documents identified on
Schedule 1.06(a) and the other matters identified in the Schedules as being part
----------------
of the Discontinued Operations. Schedule 2.16 identifies each contract effecting
                                -------------
each sale or transfer of the Discontinued Operations, and, except as provided on
Schedule 2.16, none of the Company's rights under such contracts have been
-------------
assigned or transferred to any Person.

          2.15 No Pending Litigation or Proceedings.  Except as set forth on
               ------------------------------------
Schedule 2.15 there are no actions, suits, investigations, claims or proceedings
-------------
of any nature or kind whatsoever ("Litigation") pending or threatened against or affecting the Company, its assets, the Business, the Chester Shares or the transactions contemplated by this Agreement or any Other Agreement, at Law or in equity, by or before any Governmental Body. There are no outstanding judgments, decrees or orders of any Governmental Body against or affecting the Company, the Chester Shares, the Business or the Company's assets. The Company has not commenced and does not have pending any action, suit or proceeding against any third party, except as set forth on Schedule 2.15. Except as set forth in
                                    -------------
Schedule 2.15, the Company has not been a party to any other Litigation during
-------------
the past three years.  Schedule 2.15 separately identifies each Litigation
                       -------------
matter arising out of the Discontinued Operations.

          2.16 Contracts; Compliance.
               ---------------------

          (a)  Disclosed on Schedule 2.16 is a brief description of each
                            --------------
contract, lease, indenture, mortgage, instrument, commitment or other agreement, arrangement or understanding, oral or written, formal or informal, to which the Company is a party or by which it or its assets may be affected with respect to which the Company has continuing Liability and that (i) involves the purchase, sale or lease of any asset, materials, supplies, inventory or services in excess of $250,000 per year, (ii) has an unexpired term of more than twelve months from the date hereof, taking into account the effect of any renewal options (excluding contracts that are terminable with no continuing Liability by the Company on thirty (30) days (or less) written notice), (iii) relates to the borrowing or lending of any money or guarantee of any obligation, (iv) limits the right of the Company to compete in any line of business or otherwise restricts any right the Company may have (excluding contracts that are terminable with no continuing Liability by the Company on thirty (30) days (or less) written notice), (v) is an employment or consulting contract involving payment of compensation and benefits in excess of $45,000 per year or is not terminable at will by the Company, (vi) involves the pending or former purchase or sale of any business; (vii) is with any Related Party; (viii) is a fixed price contract, or (ix) was not entered into in the ordinary course (each, a
"Contract" and collectively, the "Contracts").   Schedule 2.16 separately
                                                 -------------
identifies all active design/build, own/operate contracts (all of the foregoing contracts being included within the definition of "Contracts" herein). Schedule
                                                                        --------
2.16 discloses any outstanding stand-by letters of credit issued for the account
----
of the Company (the "Letters of Credit").  Schedule 2.16 also separately
                                           -------------
identifies each Contract that relates to or arose out of the Discontinued Operations.

          (b) Each Contract is a legal, valid and binding obligation of the Company and is in full force and effect. Except as disclosed on Schedule 2.16,
                                                                 -------------
the Company and each other party to each Contract has performed all obligations required to be performed by it thereunder and is not in breach or default, and is not alleged to be in breach or default, in any respect thereunder, and no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, would give to any Person the right to cause such a termination or would cause an acceleration of any obligation thereunder. Except as disclosed on Schedule 2.16, the Company is not
                                               -------------
currently renegotiating any Contract nor has the Company received any notice of non-renewal or price increase or sales or production allocation with respect to any Contract. Without limiting the foregoing, except as disclosed on Schedule
                                                                     --------
2.16, the Company has no borrowings outstanding under its credit facility with
----
PNC Bank, National Association and is in compliance with its loan covenants set forth in such facility.

          (c) All of the Company's fixed price contracts are accounted for in the Company Financial Statements using the percentage-of-completion method of accounting which takes into account the cost, estimated earnings and revenue to date on contracts not yet completed. The percentage-of-completion revenues and costs for each of the Company's fixed-price contracts accounted for in the Financial Statements are fully recognized and accrued based on sound engineering estimates of contract work performed through December 31, 1996. All construction Contracts with durations of less than 12 months are accounted for in the Company Financial Statements on the basis of costs incurred. All foreseeable losses on all Contracts are fully recognized or accrued in the Company Financial Statements in accordance with GAAP. All foreseeable costs, including all estimated cost overruns, on all long-term construction Contracts are fully recognized or accrued in the Company Financial Statements in accordance with GAAP. There has been no adverse change to any long-term construction Contract since December 31, 1996. Total Contract backlog, based upon Company practice as discussed orally with Acquisition, was $67,119,000 as of January 31, 1997.

          2.17 Permits.  The Company and its engineers hold and are in
               -------
compliance in all material respects with all permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under all Laws, rules and regulations or advisable in connection with the operation of the Company's assets and the Business (collectively, the "Permits") and all of such Permits are in full force and effect. No notice of cancellation of or default, dispute or complaint concerning any Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by the Company or any of its engineers.

          2.18 Compliance with Laws.  The Company is not, and has received no
               --------------------
notice that it is, in violation in any material respect of any applicable federal, state, municipal, local or foreign statutes, laws, ordinances, rules or regulations (collectively, "Laws"), and no event has occurred or condition or state of facts exists that could give rise to any such violation. Without limiting the foregoing, the Company and its engineers are in compliance in all material respects with all applicable engineering licensure laws and related requirements in each state or foreign jurisdiction where the Company conducts business.

          2.19 Real Property.  Schedule 2.19 sets forth a correct list and
               -------------   -------------
summary descriptions (showing the record title holder, location, uses being made thereof and indebtedness secured by a mortgage or other Encumbrance thereon) of all real properties currently used or leased by the Company or in which the Company has an interest (including options) (collectively, the "Real Property"). The Company owns no real property. Schedule 2.19 also identifies all real
                                    -------------
estate previously owned by the Company, and any other real estate with respect to which the Company may be liable for violations of Environmental Laws under theories of successor Liability, since August 18, 1993 and for the ten-year period beginning on August 18, 1983. Schedule 2.19 separately identifies the
                                      -------------
location of each design/build, own/operate water treatment facility owned, leased or licensed by the Company and identifies whether such property is owned, leased or licensed by the Company, and if leased or licensed, identifies the agreement giving rise to such rights of lease or license. Except as described in Schedule 2.19, there are no leases, subleases, tenancies or other rights of
   -------------
occupancy affecting all or any part of the Real Property owned by the Company, and the Company has not granted any options to purchase or otherwise acquire, and there are no outstanding offers to purchase all or any part of the Real Property owned by the Company. The Company has the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term, including all renewal rights, of the lease or similar agreement relating thereto. The Company has not received any written or oral notice of assessments for public improvements or condemnation against any Real Property.

          2.20 Transactions With Related Parties.  Except for employment
               ---------------------------------
relationships and salaries disclosed in Schedule 2.20 or as otherwise disclosed
                                        -------------
on Schedule 2.20, no Related Party (as hereafter defined) has directly or
   -------------
indirectly:

               (a) Any Liability to or any right to receive property from the Company;

               (b) Any contractual or other claim against the Company or any obligation under any contractual or other claim to or from the Company;

               (c) Any interest in any property or assets used or owned by the Company or necessary for use in the Business or used any of the assets of the Company (other than directly in connection with the Business);

               (d) Any agreement or plan providing payment or vesting (or acceleration of either) of property, severance benefits or other benefits that are contingent on the transactions contemplated by this Agreement or conditioned upon a change of control after the termination of employment of such employee regardless of the reason for such termination of employment or the value of any of the benefits which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (e) An agreement relating to the Company providing any term of employment that is not terminable at will;

               (f) Is a party to any Contract or has any agreement or understanding of any nature with any party to any Contract; or

               (g) Has any other agreement or understanding or is engaged in any other transaction of any nature with the Company, its officers or directors (relating to the Company), its suppliers, vendors or customers.

As used herein, the term "Related Party" means (i) DEI, DQE and PVL, (ii) any Affiliate of DEI, DQE, PVL or the Company, (iii) any officer or director or the Company and any Person identified in clauses (i) and (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural person identified in preceding clauses. Without limiting the foregoing, (A) all amounts owing by the Company to or receivable by the Company from any Related Party on the 12-31-96 Balance Sheet are identified on Schedule 2.20, and all
                                                      -------------
services (such as, without limitation, general ledger, other accounting, insurance, management, legal, tax, banking and other financial services, if any) provided to or on behalf of the Company by any Related Party are identified on Schedule 2.20; (B) Schedule 2.20 identifies any
                                -------------      -------------
assets, arrangements or services to which the Company is a party or with respect to which the Company benefits that will have to be replaced or would be materially adversely affected after Closing because the Company will after Closing no longer be owned directly by DEI or indirectly by any Affiliates of DEI; (C) Schedule 2.20 identifies any asset, trade name, other Intellectual
         -------------
Property and other rights, if any, that are currently shared by the Company and its Affiliates; and (D) Schedule 2.20 identifies any and all assets (including
                        -------------
insurance claims files, legal files, accounting information, tax returns, etc.) of the Company in the possession of DEI or any Affiliate of DEI. DEI has been given assurance by DQE that DQE has no intention, before or after Closing, of making any public announcement or public disclosure of the transactions contemplated or consummated hereby which would name USF or any of its Affiliates as purchaser.

          2.21 Insurance.  Schedule 2.21 sets forth a complete list of all
               ---------   -------------
policies of insurance (collectively, the "Insurance Policies") of which the Company is the owner, insured or beneficiary or programs of self insurance and identifies whether such policies are claims made or occurrence policies. Except as set forth on Schedule 2.21, all premiums under the Insurance Policies have
                -------------
been paid in accordance with the terms of the policies. There have been no defaults with respect to any provision contained in any such Insurance Policies, nor has there been any failure to give any notice or present any claim under any such policies in a timely fashion or in the manner or detail required by the Insurance Policies. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, or increase of the premium for any such insurance policy has been received by DEI or the Company except in the ordinary course of business. Schedule 2.21 describes in detail any program of self-
                     -------------
insurance maintained by the Company or by any Affiliate of the Company for or on behalf of the Company. Schedule 2.21 identifies a five year history of claims
                        -------------
in excess of $10,000 against the Company (whether covered by insurance or falling under any program of self insurance) relating to or arising out of services provided or warranties granted by the Company. All of the Company's environmental pollution insurance coverage policies are identified on Schedule
                                                                      --------
2.21.
----

          2.22 Liability for Services Provided.  Except as otherwise provided on
               -------------------------------
Schedule 2.22, (i) there exists no pending suit, inquiry, proceeding or
-------------
investigation by or before any court or governmental or regulatory or administrative agency or commission relating to any services and alleged to have been provided in a negligent manner or otherwise in breach of any applicable contract provisions, standards, representations or warranties ("Liability for Services") provided to others by the Company, (ii) there exist no pending or threatened claims against the Company for Liability for Services, and (iii) there are no existing facts or circumstances that could reasonably lead to any item described in clauses (i) or (ii) preceding. The Company shall have no Liability after the Closing Date not fully covered by insurance relating to any design made by the Company or for Liability for Services prior to the Closing Date, other than as fully reserved in the warranty reserve on the 12-31-96 Balance Sheet.

          2.23 Labor Relations.  No employee of the Company is represented by
               ---------------
any union or other labor organization.  Except as set forth in Schedule 2.23, no
                                                               -------------
representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or threatened against, involving, affecting or potentially affecting the Company. No complaint against the Company is pending or threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of the Company. The Company has no contingent Liability for sick leave, vacation time, severance pay or any similar item not fully reserved on the 12-31-96 Balance Sheet. The Company has no contingent Liability for any occupational disease of any of its employees, former employees or others. Neither the execution and delivery of this Agreement, the performance of the provisions hereof nor the consummation of the transactions contemplated hereby will trigger any severance pay obligation under any contract to which the Company or any Affiliate of the Company is a party or under any Law.

          2.24 Patents and Intellectual Property Rights.
                ----------------------------------------

               (a) Schedule 2.24 contains a complete list of all trademark
                   -------------
rights, trademark applications, trademark registrations, service marks, trade names and brand names, copyright registrations and copyright applications, letters patent, patent applications, logos and licenses (except for licenses whereby the Company licenses software not material to the Business from third parties or the amount of the obligation for such license is less than $20,000 in any one year) used in the Business including the expiration dates, if any, of each such intellectual property right.

               (b) The intellectual property rights identified pursuant to subparagraph (a) above, any other processes, know-how and related know-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, shop and royalty rights and other similar types of proprietary intellectual property, including those with respect to zero discharge/recycle systems, DENSE Sludge technology, ColOX(TM) advanced biotechnology, absorption technology, TOXNOT sludge chemical complexation technology, membrane separation technologies, hybrid dual-stage biooxidation technology, selective ion exchange technology, biological metals absorption process and microwave separation of oil-water sludges technology (collectively, "Intellectual Property Rights") used in or applicable to the Business are not the subject of any interference, opposition, reexamination or cancellation proceeding. Schedule 2.24 identifies any Intellectual Property Right which is
             -------------
used by the Company but not owned by the Company. The Company is not infringing on any intellectual property rights of any other Person.

          2.25 Benefit Plans.
               -------------

               (a)  Benefit Plans; Company Plans.  Schedule 2.25 discloses all
                    ----------------------------   -------------
written and unwritten "employee benefit plans" within the meaning of Section 3(3) of the U.S. Employee

Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder ("ERISA"), and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement (each, a "Benefit Plan"), whether or not funded and whether or not terminated within six (6) years prior hereto, () maintained or sponsored by the Company, or (i) with respect to which the Company (or DEI with respect to the Company) has or may have Liability or is obligated to contribute, or (ii) that otherwise covers any of the current or former employees of the Company or its beneficiaries, or (i) as to which any such current or former employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "Company Plan"). Separately disclosed on Schedule 2.25 are (i) the 1996 incentive compensation
                        -------------
awards that the Company has made or intends to make prior to Closing under the Company's Incentive Compensation Plan and profit sharing plan, (ii) the 1996 discretionary annual contribution that the Company has made or intends to make to its 401(K) Plan, and (iii) the outstanding options under the Chester Engineers 1996 Stock Option Plan.

          (b)  Company Group Matters; Funding.  Neither the Company nor any
               ------------------------------
corporation that may be aggregated with the Company under Sections 414(b), (c),
(m) or (o) of the Code (the "Company Group") has any obligation to contribute to or any direct or indirect Liability under or with respect to any Benefit Plan of the type described in Sections 4063 and 4064 of ERISA or Section 413(c) of the Code. The Company does not have any Liability, and after the Closing the Company will not have any Liability, with respect to any Benefit Plan of any other member of the Company Group, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the Pension Benefit Guaranty Corporation (the "PBGC"), withdrawal Liability or otherwise. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) exists nor has any funding waiver from the IRS been received or requested with respect to any Company Plan or any Benefit Plan of any member of the Company Group and no excise or other Tax is due or owing because of any failure to comply with the minimum funding standards of the Code or ERISA with respect to any of such plans.

          (c)  Compliance.  Each of the Company Plans and all related trusts,
               ----------
insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable Laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. No Company Plan is or is proposed to be under audit or investigation, and no completed audit of any Company Plan has resulted in the imposition of any Tax, fine or penalty.

          (d)  Qualified Plans.  Schedule 2.25 discloses each Company Plan that
               ---------------   -------------
purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income Tax under Section 501(a) of the Code (a "Qualified Plan"). With respect to each Qualified Plan, a determination letter (or opinion or notification letter, if applicable) covering the U.S. Tax Reform Act of 1986 and later Code changes for which the remedial amendment period has not closed has been received from the IRS that such plan is qualified under Section 401(a) of the Code and exempt from federal income Tax under Section 501(a) of the Code. No Qualified Plan has been amended since the date of the most recent such letter. No member of the Company Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

          (e)  No Defined Benefit Plans.  No Company Plan is a defined benefit
               ------------------------
plan within the meaning of Section 3(35) of ERISA (a "Defined Benefit Plan").
No Defined Benefit Plan sponsored or maintained by any member of the Company Group has been terminated or partially terminated after September 1, 1974, except as set forth on Schedule 2.25. Each Defined Benefit Plan identified as
                       -------------
terminated on Schedule 2.25 has met the requirement for standard termination of
              -------------
single-employer plans contained in Section 4041(b) of ERISA. During the five year period ending on the Closing Date, no member of the Company Group has transferred a Defined Benefit Plan to a corporation that was not, at the time of transfer, related to the transferor in any manner described in Sections 414(b),
(c), (m) or (o) of the Code.

          (f)  Multiemployer Plans.  No Company Plan is a multiemployer plan
               -------------------
within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). No member of the Company Group has withdrawn from any Multiemployer Plan or incurred any withdrawal Liability to or under any Multiemployer Plan. No Company Plan covers any employees of any member of the Company Group in any foreign country or territory.

          (g)  Prohibited Transactions; Fiduciary Duties; Post-Retirement
               ----------------------------------------------------------
Benefits.  No prohibited transaction (within the meaning of Section 406 of ERISA
--------
and Section 4975 of the Code) with respect to any Company Plan exists or has occurred that could subject the Company to any Liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the Code. No member of the Company Group, nor any administrator or fiduciary of any Company Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject the Company to any Liability for a breach of fiduciary or other duty under ERISA or any other applicable Law. With the exception of the requirements of Section 4980B of the Code and except as disclosed on

Schedule 2.25, no post-retirement benefits are provided under any Company Plan
-------------
that is a welfare benefit plan as described in ERISA Section 3(1).

          2.26 Customer/Supplier Relations.  Except as set forth in Schedule
               ---------------------------                          --------
2.26, (i) no single customer of the Company which accounted for more than 2% of
----
the total net sales of the Company for the twelve-month period ending on the date hereof and (ii) no current supplier of the Company which accounted for more than 2% of the total supplies purchased by the

Company for the twelve-month period ending on February 28, 1997 (if such suppliers could not be replaced by the Company at comparable cost) will terminate, limit or materially reduce or modify its business relationship with Company other than in the ordinary course of business. A list of all of the customer contracts and agreements for the Company involving a customer's obligation to the Company of more than $100,000 on the date hereof is set forth on Schedule 2.26, with the contracts being an exception to the first sentence of
   -------------
this Section being separately identified on Schedule 2.26.
                                            -------------

          2.27 Finder's Fees.  Neither DEI nor the Company nor any of their
               -------------
respective officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except fees payable to Anthony F. Lisanti and Legg Mason. The Company has not paid and neither Acquisition, its Affiliates nor the Company shall pay or be liable for the fees of Anthony F. Lisanti or Legg Mason. Except as set forth in the immediately preceding sentence, DEI has made no agreement and taken no other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

          2.28 Confidentiality Agreements.  Schedule 2.28 sets forth a true,
               --------------------------   -------------
correct and complete list of all confidentiality agreements to which Company is a party, which were entered into within three (3) years prior to the date hereof and which were entered into outside the ordinary course of business. All such agreements are valid and binding agreements, enforceable in accordance with their terms and are in full force and effect (i) subject to bankruptcy, insolvency, reorganization, moratorium and other Laws now or hereafter in effect relating to creditors' rights and (ii) except that the remedy of specific performance and injunctive and other terms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has performed all obligations required to be performed by Company under such agreements and is not in breach or default in any respect thereunder, and there has been no event which, with the giving of notice or the lapse of time or both, would become a breach or default thereunder.

          2.29 Compliance with Environmental Laws.  Except as provided in
               ----------------------------------
Schedule 2.29:
-------------

          (a)  Compliance; No Liability.  The Company has operated its Business
               ------------------------
and each parcel of Real Property in compliance with all applicable Environmental Laws. The Company is not subject to any Liability, penalty or expense (including legal fees) and will not hereafter suffer or incur any loss, Liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental Law occurring prior to the Closing, any environmental activity conducted on or with respect to any property at or prior to the Closing or any environmental condition existing on or with respect to any property at or prior to the Closing, in each case whether or not the Company permitted or participated in such act or omission.

"Environmental Law" means any applicable Law relating to public health and safety or protection of the environment, including common law nuisance, property damage and similar common law theories. Schedule 2.29 separately identifies any
                                        -------------
actual or potential Liability to the Company in connection with the handling or disposal of waste waters and any Regulated Materials in such waste waters.

          (b)  Treatment; CERCLIS.  The Company has not treated, stored,
               ------------------
recycled or disposed of any Regulated Material on any real property except in compliance with applicable Environmental Laws, and no other Person has treated, stored, recycled or disposed of any Regulated Material on any part of the Real Property except in compliance with applicable Environmental Laws. There has been no release of, and there is not present any Regulated Material at, on or under any Real Property. The Company has not transported any Regulated Material or arranged for the transportation of any Regulated Material to any location that is listed or proposed for listing on the National Priorities List pursuant to Superfund, on CERCLIS or any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against the Company for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund. None of the Real Property is listed or proposed for listing on the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup. "Regulated Material" means any hazardous substance as defined by any Environmental Law and any other material regulated by any applicable Environmental Law, including, polychlorinated biphenyls, petroleum, petroleum-related material, crude oil or any fraction thereof. "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List pursuant to Superfund. "Superfund" means the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended.
                                                -- ----

          (c)  Notices; Existing Claims; Certain Regulated Materials; Storage
               --------------------------------------------------------------
Tanks.  The Company has not received any request for information, notice of
-----
claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. The Company has not transported any Regulated Material for recycling, treatment, disposal, other handling or otherwise other than in compliance with applicable law. There has been no past, and there is no pending or contemplated, claim by the Company under any Environmental Law or Laws based on actions of others that may have impacted on the Real Property, and the Company has not entered into any agreement with any Person regarding any Environmental Law, remedial action or other environmental Liability or expense. All storage tanks located on the Real Property and installed thereon by the Company, whether underground or aboveground are in sound condition and are not leaking and have not leaked, except as disclosed on
Schedule 2.29.
-------------

          2.30  Disclosure.  None of the representations or warranties of DEI or
                ----------
the Company contained herein and none of the information contained in the Schedules referred to in

Article II is false or misleading in any material respect or omits to state a
----------
fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF ACQUISITION
                 ---------------------------------------------

          Acquisition represents and warrants to DEI as follows:

          3.01  Title to USF Shares.  Upon delivery of the USF Shares at Closing
                -------------------
against receipt of the Chester Shares, DEI shall acquire legal and valid title to the USF Shares free of any Encumbrances.

          3.02  Securities.  Acquisition is an "accredited investor" as such
                ----------
term is defined in Rule 501 of Regulation D of the Securities Act. Acquisition understands that the Chester Shares have not been registered under the Securities Act or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by Acquisition in this Agreement. Acquisition understands that the Chester Shares are "restricted securities" under the Securities Act. Acquisition is acquiring the Chester Shares for investment only and not with a view toward or in connection with any resale or distribution of such shares. Acquisition has no present intention of making any sale, gift, transfer or other disposition of such shares or any interest therein, except that Acquisition may pledge the Chester Shares to its lender or transfer the Chester Shares to an Affiliate of Acquisition.

          3.03  Organization and Qualification.  Acquisition is a corporation
                ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition has all requisite corporate power and authority to (i) own, lease, operate and use its properties and assets as now owned, leased, operated and used and conduct the business of Acquisition as currently conducted and (ii) make, execute and deliver this Agreement and perform its obligations hereunder without the need for the consent of any other Person.

          3.04  Shares; Capitalization.  The authorized capital stock of USF
                ----------------------
consists of (i) 150,000,000 shares of USF Common Stock, of which 71,382,053 were issued and outstanding as of January 13, 1997 and 26,491,496 were reserved for issuance on exercise of outstanding warrants or options or upon conversion of outstanding convertible securities, or otherwise, as of January 13, 1997; and
(ii) 3,000,000 shares of Preferred Stock, $0.10 par value, subject to a Certificate of Designations of the Series A Voting Cumulative Convertible Preferred Stock, none of which is issued and outstanding. On the Closing Date, the USF Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, USF's Certificate of Incorporation or By-Laws or any agreement to which Acquisition is a party or is bound.

          3.05  Authorization and Enforceability.  The execution, delivery and
                --------------------------------
performance by Acquisition of this Agreement has been duly authorized by all necessary action on its part. The execution, delivery and performance by USF of each Other Agreement to which USF is a party has been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by and constitutes, and each Other Agreement which is to be executed and delivered by USF and Acquisition, when executed and delivered by USF and Acquisition, shall constitute the legal, valid and binding obligation of USF and Acquisition.

          3.06  No Violation of Laws or Agreements.  None of the execution and
                ----------------------------------
delivery of this Agreement or any Other Agreements, the consummation of the transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by Acquisition, nor the execution and delivery of any Other Agreement, the consummation of the transactions contemplated thereby or the compliance with or fulfillment of the terms, conditions and provisions thereof by USF, will: (i) contravene any provision of the charter or bylaws of USF or Acquisition, (ii) conflict with, result in a breach of or constitute a default or an event of default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any term, condition or provision of, or results in the termination or loss of any right (or give others the right to cause such a termination or loss) under, any license, franchise, indenture, mortgage or any other contract, agreement or instrument to which USF or Acquisition is a party or by which one or more of them or any of their assets may be bound or affected, (iii) violate any judgment or order of any Governmental Body to which USF or Acquisition is subject, (iv) result in the creation or imposition of any Encumbrance upon the USF Shares or gives to others any interests or rights therein, or (v) result in the maturation or acceleration of any Liability or obligation of USF or Acquisition (or gives others the right to cause such a maturation or acceleration). Except as may be required by the HSR Act and the Exchange Act (as defined below), the registration of the USF Shares with the SEC and the listing of the USF Shares on the New York Stock Exchange, no consent, approval, declaration or authorization of, or registration or filing with, any Person (including any Governmental Body) is required in connection with the execution and delivery by Acquisition of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby by Acquisition or the execution and delivery by USF of the Other Agreements to which it is a party and the consummation of the transactions contemplated thereby by USF.

          3.07  SEC Reports.  Acquisition has delivered to DEI a copy of each
                -----------
report, proxy statement or information statement filed by it since December 31, 1995 and prior to the date hereof, each in the form (including exhibits and any amendments thereto and all documents incorporated by reference therein) filed with the Securities and Exchange Commission ("SEC") under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") and a copy of Amendment No. 3 to Registration Statement No. 333-07763, as filed by USF with the SEC.

          3.08  Finder's Fees.  Neither Acquisition, its Affiliates nor any of
                -------------
its respective
officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein. Neither Acquisition nor its Affiliates has made an agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

          3.09  No Agreements with Management.  As of the date hereof, neither
                -----------------------------
Acquisition nor any of its Affiliates has any agreements with any employee of the Company.


          3.10  Disclosure.  None of the representations or warranties of
                ----------
Acquisition contained herein is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                   ARTICLE IV
                       COVENANTS OF  DEI AND THE COMPANY
                       ---------------------------------

          4.01  Conduct of Business Pending Closing.  During the period
                -----------------------------------
commencing on the date of this Agreement and ending on the earlier to occur of
(i) the Closing or (ii) the termination of this Agreement (the "Interim Period"), and unless Acquisition shall otherwise consent or agree in writing and without limiting any other provision herein, the Company shall, and DEI shall cause the Company to, conduct its affairs and the affairs of its Subsidiaries as follows:

                (a)  Ordinary Course; Compliance.  The Business shall be
                     ---------------------------
conducted in the ordinary course and substantially consistent with past practice. The Company and each Subsidiary shall use reasonable best efforts to maintain its property, equipment and other assets consistent with past practice and shall comply timely in all material respects with the provisions of all its leases, agreements, contracts and commitments in connection with the Business or its assets.

                (b)  Preservation of Business.  During the Interim Period, the
                     ------------------------
Company and each Subsidiary shall use reasonable efforts to preserve its business organization intact, keep available the services of its present engineers and other employees and preserve the goodwill of its suppliers, customers and others having business relations with it.

                (c)  Prohibited Transactions.  During the Interim Period, the
                     -----------------------
Company shall not, nor shall DEI cause the Company or any Subsidiary to:

                (i)  Amend its charter documents or bylaws;

                (ii) Enter into any contract or commitment the performance of which may extend beyond the Closing, except those contracts or commitments made in the ordinary course of business, the terms of which are consistent with past practice, except that the Company may confirm in writing its agreements regarding the joint ventures identified on Schedule 2.05;
                                                           -------------

               (iii) Enter into any employment or consulting contract or similar arrangement that is not terminable at will, without penalty or continuing obligation; provided, however, that the Company may permit to be
                            --------  -------
     extended employment agreements during the Interim Period under the same terms and conditions thereof for a period not to exceed one year;

               (iv) Fail to pay all Taxes when due (as any such due date may be extended) or fail to pay when due any other Liability or charge inconsistent with past practice;

               (v) Make, change or revoke any Tax election or make any agreement or settlement with any taxing authority that relates to the period after Closing;

               (vi) Create any Encumbrance, other than Permitted Encumbrances, on any assets, tangible or intangible;

               (vii) Declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the Chester Common Stock or any securities of any Subsidiary, or directly or indirectly issue, sell, redeem, purchase or otherwise acquire or dispose of, or create any Securities Rights with respect to, the Chester Common Stock or any securities of any Subsidiary or any rights to purchase the Chester Common Stock or any securities of any Subsidiary or securities convertible into or exchangeable for the Chester Common Stock or any securities of any Subsidiary;

               (viii) Except as set forth in Schedule 4.01, increase any of the
                                              -------------
     salaries or other compensation payable or to become payable to, or make any advance or loan to, any employee, or make any increase in, or any addition to, other benefits (including any Company Benefit Plan) to which any employee may be entitled, or make any payments to or in respect of any Company Benefit Plan or any change in any Company Benefit Plan;

               (ix)   Except as set forth in Schedule 4.01, make or authorize
                                             -------------
     any single capital expenditure in excess of $75,000 or capital expenditures in excess of $200,000 in the aggregate or acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contribute capital, make any loan or advance of funds to any Person or, except in the ordinary course of business, purchase any property or assets;

               (x) Cancel or waive any right or cancel or waive any debts or claims of value or against any Related Party in excess of $50,000 in the aggregate or terminate or modify (through course of performance or otherwise) any Contract (other than terminations through performance in accordance with its terms), except in the ordinary course of business;

               (xi) Sell, transfer or otherwise dispose of any assets, except sales of assets (other than inventory) in the ordinary course of business not in excess of $25,000; sell, transfer or otherwise dispose of any assets for less than fair market value; or purchase any assets for greater than fair market value; or

               (xii)  Except as set forth in Schedule 4.01, make any payment,
                                             -------------
     loan or advance of any amount to or in respect of, or any sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or consummate any transaction or create any agreement or arrangement with, any Related Party, except for compensation to the officers and employees at rates not exceeding the rates of compensation existing on the date hereof and as contemplated by this Agreement.

          4.02 Access, Information and Documents.  During the Interim Period,
               ---------------------------------
DEI and the Company shall give to Acquisition and to its employees and representatives (including independent public accountants, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties (including Real Property for purposes of an environmental assessment), books, Tax returns, contracts, commitments, records, officers, personnel and accountants (including independent public accountants) of the Company and the Subsidiaries and shall furnish to Acquisition all such documents and copies of documents and all information with respect to the affairs of Company and the Subsidiaries as Acquisition may reasonably request.

          4.03 Preserve Accuracy of Representations and Warranties.  DEI shall
               ---------------------------------------------------
use its reasonable efforts to ensure that the Company conducts, and the Company shall use its reasonable best efforts to conduct, the Business in such a manner that, at the Closing, the representations and warranties of DEI and the Company contained in this Agreement shall be true and correct in all material respects as though such representations and warranties were made on, as of, and with
reference to such date.   DEI and Company shall each promptly notify Acquisition
of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against the Company or any
Subsidiary.   DEI and Company shall each notify Acquisition of any facts or circumstances as to which it obtains knowledge that cause any representation and warranty contained in Article II of this Agreement or relating to any matters required to be set forth in the Schedules hereto to be untrue.

          4.04 Filings and Authorizations.  As promptly as practicable, each of
               --------------------------
the Company and DEI shall make, or cause to be made, such filings and submissions under law, rules and regulations applicable to it, including the HSR Act, as may be required for it to consummate the purchase and transfer of the Chester Shares hereunder, and shall use its best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Governmental Bodies necessary to be obtained by it.

          4.05 Notice of Changes.  During the Interim Period, DEI and the
               -----------------
Company shall give Acquisition prompt written notice of any material change or inaccuracies in any data previously given or made available to Acquisition pursuant to this Agreement.

          4.06 Section 338(h)(10) Election; Certain Tax Returns.   DEI and DQE
               ------------------------------------------------
shall join with USF in the timely filing of a joint election pursuant to Section 338(h)(10) of the Code (the "Section 338(h)(10) Election") under which, for federal (and state, where permissible) income tax purposes, the sale of the Chester Shares and the shares of the corporate Subsidiaries will be treated as if it were a sale of all of the assets of the Company and the corporate Subsidiaries in a single transaction on the Closing Date, with the Company and the corporate Subsidiaries being treated as members of DQE's consolidated group
with respect to such sale.   DEI, DQE and Acquisition agree to cooperate fully
in order to make the Section 338(h)(10) Election valid, including, but not limited to, the filing of IRS Form 8023 (and any state equivalent) and any accompanying statements or schedules that may be required on a timely basis. The allocation of Acquisition's "adjusted grossed-up basis" among the tangible and intangible assets of the Company and the corporate Subsidiaries shall be in accordance with Schedule 4.06 hereto. Such allocation shall be used by DQE,
                -------------
DEI, Acquisition, and the Company and the corporate Subsidiaries for purposes of allocating the "deemed selling price", and DQE, DEI, USF, and the Company shall not file any tax return or schedule that is inconsistent with such allocation. DQE and DEI shall be responsible for and shall indemnify and hold USF, Acquisition and the Company and the Subsidiaries harmless for any Taxes that arise from the deemed sale of the assets of the Company and the Subsidiaries pursuant to the Section 338(h)(10) Election, including, but not limited to, state and local income or franchise taxes.

          4.07 Certain Additional Tax Matters.
               ------------------------------

               (a)  Tax Returns and Payment of Taxes for Periods Through the
                    --------------------------------------------------------
Closing Date.  DQE and DEI shall cause DQE to include the income of the Company
------------
and each Subsidiary on DQE's consolidated federal income Tax Return for all periods up to and including the Closing Date and will pay any Tax due thereon. DQE and DEI shall be responsible for and pay all Taxes of the Company and each Subsidiary up to and including the Closing Date, including any Taxes attributable to the audits of the Company's federal income Tax returns currently in process. All Taxable items of the Company and each Subsidiary shall be apportioned for the period of time up to and including the Closing Date and the period of time after the Closing Date by closing the books of Company and each Subsidiary as of the close of business on the Closing Date. All Tax sharing arrangements between DQE or DEI (or any Affiliate of DQE) and the Company and any Subsidiary ("Tax Sharing Arrangements") shall be terminated on or prior to Closing with no Liability from the Company or any Subsidiary to DQE or DEI or any Affiliate of the Company and each Subsidiary is hereby released (and DEI shall cause the Company and each Subsidiary to be released) from any and all obligations to DQE or DEI (and any Affiliate of DEI) for any and all Taxes regardless of when such taxes have or shall have accrued. DQE and DEI shall indemnify and hold harmless USF, Acquisition, the Company and each Subsidiary from Tax Liabilities for all periods through the Closing Date and from any Tax Liabilities of DEI and DQE or any of their past or current subsidiaries and Affiliates for all taxable periods that end on or before the Closing Date or that include the Closing Date with respect to which the Company may be liable under Treas. Reg. (S) 1.1502-6 or similar foreign, state, local or other governmental statutes, regulations or administrative procedures. DEI shall be entitled to all income tax refunds for all taxable periods ending on or before the Closing Date and shall be entitled to deal directly with all taxing authorities and make all decisions with respect to audits for all taxable periods of the Company and each Subsidiary ending on or before the Closing Date.

          (b)  Tax Reimbursement Amount.  Notwithstanding the foregoing, the
               ------------------------
Company shall pay to DEI an amount equal to thirty (35%) percent of the pretax income of the Company and the Subsidiaries for the period beginning January 1, 1997 and ending on the Closing Date (the "Tax Reimbursement Amount"). At the Closing Date, the Company shall deliver to DEI an amount equal to the parties' good faith estimate of the Tax Reimbursement Amount. Within 45 days after the Closing Date, the parties shall reach definitive agreement on the Tax Reimbursement Amount and settle on the difference between such definitive amount and the estimated amount paid at Closing. Taxable income shall be determined in a manner consistent with the 1995 federal income tax return for the Company and the Subsidiaries (computed on a stand-alone basis). The parties hereto agree that payment of the Tax Reimbursement Amount is based on a compromise for certain pre-Closing Taxes and is not intended to be a computation of actual Taxes owed or accrued by the Company prior to or at the Closing Date.

          (c)  Mutual Cooperation.  Acquisition, DQE and DEI shall each provide
               ------------------
the other, and USF shall cause the Company and each Subsidiary to provide and DQE and DEI, with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any Tax audit, or any judicial or administrative proceedings relating to any Tax, and each will retain and provide the other with any records or information that may be relevant to such Tax Return, Tax audit, proceeding or determination. The party requesting assistance hereunder shall reimburse the other for direct expenses incurred in providing such assistance.

          4.08  Lease with PVL.  DEI shall cause the lease between the Company
                --------------
and PVL
to be amended to permit a six-month right of termination at any time by the Company subject to a termination payment by the Company equal to the product obtained by multiplying $250,000 by a fraction, the numerator of which is the number of days between the date of termination of the lease and the date of expiration of such lease by its terms (without renewal or extension), and the denominator of which is the number of days between the Closing Date and the date of expiration of such lease by its terms (without renewal or extension).

          4.09  Acquisition Proposals.  Neither DEI, the Company nor any
                ---------------------
Subsidiary shall (nor shall DEI permit any of its Affiliates to) directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposals from, engage or participate in any negotiations or discussions with, provide any confidential information or data to, or enter into (or authorize) any agreement or agreement in principle with any Person or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any substantial part of the assets, properties, or the Business or the Chester Shares, whether by merger, purchase of capital stock or assets or otherwise. Notwithstanding the foregoing, if this Agreement is terminated by Acquisition because of an alleged default hereunder by DEI or the Company, then this Section 4.09 shall remain in effect and shall thereafter terminate only
     ------------
upon receipt by Acquisition of the Liquidated Damages or the date that Acquisition receives notice from a bank or trust company who is not engaged in any material business with any of DQE, USF or their Affiliates that such bank or trust company is holding in escrow an amount of readily available federal funds equal to the Liquidated Damages, and confirmation that such funds will not be released from escrow until such bank or trust company receives joint instructions to do so from Acquisition (or any of its Affiliates) and DEI or a final non-appealable order from the Arbitrators (as defined in Section 7.05).
                                                               ------------

          4.10  Assurance.  At the Closing, DEI shall deliver or cause to be
                ---------
delivered to Acquisition an unconditional guarantee of payment and performance (and not collection) by PVL of the indemnification obligations of DEI pursuant to Section 8.02 hereof (which guarantee is sometimes referred to herein as the
   ------------
"PVL Guarantee"), secured by a first and only mortgage on the property known as 411 Seventh Avenue, Pittsburgh, Pennsylvania ("PVL Mortgage"). The PVL Guarantee and the PVL Mortgage shall be standard commercial mortgage and guarantee documents of a type customarily used in the commercial middle-market banking industry providing to Acquisition customary remedies under Pennsylvania law, without offset or condition, for a transaction of the size and nature contemplated herein in forms reasonably acceptable to Acquisition; provided,
                                                                   --------
however, that the PVL Mortgage shall not provide for escrows or approvals over
-------
any leases or modifications thereto, and provided, further, that during the term
                                         --------  -------
of the PVL Mortgage all material transactions between PVL and any Affiliate of PVL with respect to the property subject to the PVL Mortgage shall be at arms' length. The PVL Mortgage shall be released by Acquisition on the second anniversary of the Closing (the period commencing on the Closing and ending on the second anniversary thereof is sometimes referred to herein as the "Indemnification Period"). At any time and from time to time during the Indemnification Period, DEI may, upon written notice to Acquisition, cause an alternative method of assuring adequate resources of DEI (in an amount not less than $26 million of unencumbered assets) to satisfy any obligations of DEI pursuant to
Section 8.02 of the Agreement during the Indemnification Period to be
------------
implemented, which shall be subject to Acquisition's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), in which event, upon implementation of such alternative method, Acquisition shall cause the PVL Guarantee to be canceled and the PVL Mortgage to be satisfied.

          4.11   Accounts Receivable. Within 10 business days after the date
                 -------------------
180 days after the Closing Date, Acquisition may at its sole discretion require DEI to purchase (with all rights of collection) from the Company for cash on such 10th business day any account receivable existing on the Closing Date which is not collected within 180 days after the Closing Date, for a purchase price equal to the stated amount thereof; provided, however, that as a condition to
                                    -----------------
such obligation, (i) the Company shall not have made any formal or informal arrangement whatsoever with such customer, including, without limitation, arrangements involving offset, recoupment, additional products or services or barter directly or indirectly related to such uncollected receivable, (ii) the Company shall have applied all cash receipts from such customer against the invoice specified in the payment, and if no invoice is specified, then to the oldest outstanding invoice, and (iii) the Company shall have made its best efforts to collect such accounts (without having to file suit against any account debtor).

          4.12  Employee/Employee Benefit Matters.  The Company shall cause its
                ---------------------------------
committee designated by the Board of Directors to administer the Chester Engineers 1996 Stock Option Plan (the "Chester Option Plan") to exercise its authority under Section 6.03(e) of the Chester Option Plan to specify that all Participants in the Chester Option Plan shall (i) be granted replacement Non-Qualified Stock Options to purchase shares of USF Common Stock ("Reset Options") subject to the unexercised portion of the vested and non-vested Options held by such Participants (as defined in the Chester Option Plan) under, and in accordance with, the Chester Option Plan, and (ii) receive such other consideration as provided in Section 6.03 of the Chester Option Plan as shall be determined by USF. Each Reset Option shall (i) have a purchase price per share of USF Common Stock equal to the USF Shares Average Price; (ii) expire on the stated expiration date of the original Option; and (iii) otherwise meet all of the requirements of Section 6.03(e) of the Chester Option Plan which shall be deemed to be incorporated by reference herein.

          4.13.  Resale of USF Shares.  DEI (and any assignee of the USF Shares)
                 --------------------
shall not sell the USF Shares in the public market, unless it does so by or through Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") or such other investment banking firm as may be reasonably satisfactory to DEI, and, further, DEI shall sell the USF Shares in the public market only in such quantities and at such times as DLJ or such investment banking firm reasonably believes will not be materially disruptive to the market for the USF Shares. Acquisition shall pay for any sales commissions in excess five cents per share on such sales through such investment banking firm. DEI shall not transfer the USF Shares (other than in the public market) to any Person without first requiring that Person to be bound to USF by the provisions of this Section
                                                                   -------

4.13.
----

                                   ARTICLE V
                            COVENANTS OF ACQUISITION
                            ------------------------

          5.01  Filings and Authorizations.  As promptly as practicable,
                --------------------------
Acquisition shall make, or cause to be made, such filings and submissions under law, rules and regulations applicable to it, including the HSR Act, as may be required for it to consummate the purchase and transfer of USF Shares hereunder, and shall use its best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Governmental Bodies necessary to be obtained by it.

          5.02  Notice of Changes.  During the Interim Period, Acquisition
                -----------------
shall deliver to DEI copies of any material public disclosures made by USF.

          5.03  Merger.   Immediately after Closing, Acquisition shall cause the
                ------
Company to merge into Acquisition (or an Affiliate of Acquisition), or Acquisition (or an Affiliate of Acquisition), shall merge into the Company, subject to the determination by USF in its judgment that such merger shall not adversely affect any material right of the Company, cause any additional Liability to the Company, accelerate any then existing Liability of the Company, require any significant expenditures by the Company, adversely affect any then existing contract to which the Company is a party or license held by the Company otherwise have a material adverse effect on the Company, or cause any significant Tax liability to USF or its Affiliates.

                                   ARTICLE VI
                             CONDITIONS TO CLOSING
                             ---------------------

          6.01  Mutual Conditions Precedent.  The obligations of Acquisition and
                ---------------------------
DEI to proceed with the Closing under this Agreement are subject to the fulfillment prior to the Closing of the following conditions:

                (a)  Litigation.  No order of any Governmental Body shall be
                     ----------
in effect that enjoins, restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect Acquisition's ownership of the Chester Shares or DEI's ownership of the USF Shares, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging any of the transactions contemplated by this Agreement or the Other Agreements or seeking monetary relief by reason of the consummation of such transactions.

                (b)  Filings.  The filing and waiting period requirements of any
                     -------
applicable federal or state law or Governmental Body relating to the consummation of the transactions contemplated by this Agreement and the Other Agreements shall have been complied with.

                (c)  Listing on NYSE.  The USF Shares to be issued pursuant
                     ---------------
hereto shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                (d)  S-4 Registration of USF Shares. USF shall have filed a
                     ------------------------------
registration statement with the SEC on Form S-4 to register, among others, the USF Shares and such registration statement shall have been declared effective and no stop order shall be in effect with respect thereto. USF shall consent in writing to allow DEI to use such registration statement in connection with the resale of the USF Shares in the public market.

          6.02  Conditions Precedent to Obligations of Acquisition.  The
                --------------------------------------------------
obligation of Acquisition to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Acquisition at Acquisition's option):

                (a)  Accuracy of Representations and Warranties.  Each of the
                     ------------------------------------------
representations and warranties of DEI and the Company contained in Article II of this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date;

provided, however, that this Section 6.02(a) shall not be a condition to
--------  -------            ---------------
Acquisition's obligations to close hereunder if DEI indemnifies Acquisition for the failure to be true of any of the representations and warranties as of the Closing Date.

                (b)  Performance and Compliance.  DEI and the Company shall
                     --------------------------
each have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing.

                (c)  No Material Adverse Change. Between the date hereof and the
                     --------------------------
Closing Date, there shall have been no material adverse change in the financial condition, assets, Liabilities, net worth, Business or prospects of the Company or any Subsidiary, and no event or condition shall have occurred or exist that might be expected to cause such a change in the future.

                (d)  Closing Documents.  Acquisition shall have received the
                     -----------------
deliveries referred to in Section 1.06(a).
                          ---------------

                (e)  Estoppel Certificates.  Acquisition shall have received an
                     ---------------------
estoppel certificate in form and substance satisfactory to Acquisition from PVL, and the Company shall permit Acquisition to use Acquisition's best efforts to obtain estoppel certificates from each of the other lessors of the leases identified in Schedule 2.19 (receipt of such other estoppel certificates not
              -------------
being a condition to Closing hereunder).

                (f)  Consents.  The consents set forth in Schedule 2.07 shall
                     --------                             -------------
have been obtained; provided, however, that this Section 6.02(f) shall not be a
                    --------  -------            ---------------
condition to Acquisition's obligations to close hereunder if DEI indemnifies Acquisition for the failure to obtain such consents.

                (g)  Lease with PVL.  The terms of the lease between the
                     ---------------
Company and PVL shall have been amended in the manner contemplated by Section
                                                                      -------
4.08.
----
                (h)  Termination Agreement.  All Tax Sharing Arrangements shall
                     ---------------------
have been completely terminated with no payments by or continuing Liability of the Company as a result of such termination, and evidence of such termination by DEI and DQE shall be delivered to Acquisition.

                (i)  Absence of Debt.  The Company shall have no Liabilities of
                     ---------------
any kind to any Related Party, except as expressly provided herein, in any Schedule or in any Other Agreement, and the Company shall have no Liabilities to any other Person for borrowed money, except as disclosed on Schedule 6.02(i).
                                                            ----------------

                (j)  Chrysler de Mexico.  The Company shall have paid to USF
                     ------------------
in cash an amount equal to $445,517.85 and shall have recorded such payment in its pre-Closing financial accounting records as a loss on its contract with Chrysler de Mexico, substantially in accordance with that certain letter dated January 3, 1996 to John Lucey from Alan Ellingson, as annotated by USF and delivered by USF to the Company.

                (k)  Inactive Subsidiaries.  All of the equity and other
                     ---------------------
interests in each Inactive Subsidiary shall have been transferred and assigned to DEI with no future Liability or Security Rights with respect thereto remaining with the Company.

                (l)  DQE, Inc. Certificate.  Acquisition shall have received a
                     ---------------------
duly executed certificate of DQE, Inc. in the form attached as Exhibit C.
                                                               ---------

                (m)  NJ-ISRA.  The Company shall have obtained a letter of Non-
                     -------
Applicability with respect to its facility located in New Jersey under the New Jersey Industrial Site Recovery Act (PL 1993, ch. 39).

          6.03      Conditions Precedent to the Obligations of DEI. The
                    ----------------------------------------------
obligation of DEI to proceed with the Closing hereunder is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by DEI at DEI's option):

                (a)  Accuracy of Representations and Warranties.  Each of the
                     ------------------------------------------
representations and warranties of Acquisition contained in Article III of this Agreement shall be true and correct in all material respects on, as of, and with reference to the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date, except with respect to Section 3.04 concerning the number of
                                  ------------
outstanding and reserved shares of stock, which number is likely to fluctuate prior to Closing.

                (b)  Performance and Compliance.  Acquisition shall have
                     --------------------------
performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing. USF shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by the Other Agreements to which it is a party to be performed or complied with by it on or before Closing.

                (c)  Closing Documents.  DEI shall have received the deliveries
                     -----------------
referred to in Section 1.06(b).
               ---------------

                                  ARTICLE VII
                  CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS
                  -------------------------------------------

          7.01  Costs and Expenses.  Acquisition and DEI shall each pay all
                ------------------
their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, all accounting, legal and appraisal fees and settlement charges. DEI shall pay all such costs and expenses of the Company and the Subsidiaries.

          7.02  Confidentiality.  In connection with this Agreement, each party
                ---------------
hereto has furnished and will furnish to the other parties confidential information concerning its business and financial condition. Each party shall, and shall cause its employees, agents, accountants, attorneys and investment advisors to, maintain the confidentiality of such information received from the other parties and shall not use such information for any purpose except in furtherance of the transactions contemplated hereby. In the event of a termination of this Agreement, upon written request of a party, the other parties shall return or destroy all copies of written confidential information received from such party, whether pursuant to this Agreement or otherwise, and all documents prepared by them which contain such information.

          7.03  Publicity.  No party hereto shall issue any press release or
                ---------
make any public announcements to any Person the existence of, or any matter with respect to, this Agreement, the Other Agreements or the transactions contemplated hereby or thereby without the express prior written consent of the other parties hereto, except that Acquisition shall be permitted to complete its due diligence investigation of the Company and the Subsidiaries, the parties shall make the required filing under the HSR Act, the filings to register the USF Shares, DEI may obtain the consents identified on Schedule 2.07, USF may
                                                      -------------
obtain listing approval for the USF Shares and the parties may consult with their outside advisers in connection herewith;

provided, however, that either party (or any Affiliate thereof) may issue a
--------  -------
press release, make any public statement or make a public disclosure regarding the existence of, or any matter with respect to, this Agreement, the Other Agreements or the transactions contemplated hereby without the prior written consent of the other party if USF (or any Affiliate of USF) is not identified as the purchaser of the Company. Notwithstanding the foregoing, either party may make such other public disclosure as may be required by applicable law based on advice of counsel that such disclosure is necessary in order to avoid material violation of such law, subject to the prior reasonable approval of the content of such disclosure by the other parties hereto. Discussions with analysts or the like shall not constitute a breach hereof. This Section shall survive termination hereof or Closing hereunder.

          7.04  Further Assurances.   DEI and Acquisition shall, respectively,
                ------------------
at any time and from time to time on and after the Closing Date, upon request by Acquisition or DEI, as the case may be and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such documents as may be convenient or necessary to better convey the Chester Shares to Acquisition or to issue or deliver the USF Shares to DEI.

          7.05  Termination.  This Agreement may be terminated at any time prior
                -----------
to Closing by: (i) mutual consent of Acquisition, DEI and the Company; (ii) Acquisition, if any of the conditions specified in Section 6.02 hereof shall not
                                                   ------------
have been fulfilled by May 30, 1997 and shall not have been waived by Acquisition; or (iii) DEI and if any of the conditions specified in Section
                                                                     -------
6.03 hereof shall not have been fulfilled by May 30, 1997 and shall not have
----
been waived by DEI. In the event of termination of this Agreement on or prior to May 30, 1997 by DEI or the Company, on the one hand, or Acquisition, on the other hand, as a result of a material breach by the other party or parties hereto, then the breaching party shall promptly pay to the non-breaching party the sum of $2 million cash as liquidated damages, and not as a penalty, which remedy shall be in lieu of any other remedy at law or in equity ("Liquidated Damages"). A material breach by USF under any Other Agreement to which it is a party shall be a material breach hereunder by Acquisition. The parties have agreed to liquidated damages of $2 million, because they mutually believe that, considering, among other things, the effect of such breach on the ability of DEI to sell the Company and the damage to USF in the marketplace for a failed transaction, the measure of their respective damages in the event of a breach would be impossible to determine. Notwithstanding the foregoing, in the event that this Agreement is terminated by one party hereto pursuant to clause (ii) or
(iii) of the first sentence of this Section solely as a result of a breach by another party hereto of a representation or warranty of such other party as of a date after the date of this Agreement, which breach could not have been reasonably anticipated by such other party and was beyond the reasonable control of such other party, then neither party shall have any liability to the other with hereunder. Any dispute arising under this Section 7.05 shall be resolved
                                                ------------
by arbitration in accordance with the rules of the American Arbitration Association in the City of Pittsburgh using three arbitrators, one being chosen by DEI, one being chosen by Acquisition and the third being chosen by the other two arbitrators (collectively, the

"Arbitrators").

                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

          8.01  Survival of Representations.  All representations, warranties,
                ---------------------------
covenants and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but no claim may be made with respect to any breach of any representation or warranty hereunder after the twenty-fourth (24th) month anniversary of the Closing Date; provided, however, that claims for breach of the representations and warranties contained in Sections 2.11, and 2.25 and
                                                --------------     ----
claims for breach of any representations and warranties relating to title and claims for breach of any representations and warranties contained in Section
                                                                     -------
2.20 may be made at any time during the period of the applicable statute of
----
limitations relating to the subject matter thereof plus 90 days, the representations and warranties contained in the Section 2.14(b) shall survive
                                                ---------------
without limitation as to time and the representations and warranties contained in Section 2.13 shall not survive Closing. DEI and the Company acknowledge that
   ------------
their representations and warranties in Article II shall not be affected or mitigated by any investigation conducted by Acquisition or its representatives prior to the Closing or any knowledge of Acquisition. Similarly, Acquisition acknowledges that its representations and warranties in Article III shall not be affected or mitigated by any investigation conducted by DEI or its representatives prior to the Closing.

          8.02  Indemnification by DEI.  Subject to Section 8.06 below, DEI
                ----------------------              ------------
shall indemnify, defend, save and hold Acquisition and its officers, directors, employees, Affiliates and agents (including, after Closing, the Company and the Subsidiaries) (collectively, "Acquisition Indemnitees") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses, including reasonable attorneys' fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Acquisition Damages") asserted against, imposed upon, resulting to or incurred by any of the Acquisition Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach of any of the representations and warranties made by DEI or the Company in this Agreement, except as set forth above in the first sentence of Section 8.01, (ii) a breach
                                                   ------------
of any of the covenants or agreements made by DEI or the Company in or pursuant to this Agreement and in any Other Agreement to which DEI or the Company is a party, (iii) by virtue of the fact that the Company and the Subsidiaries are or at any time were members of a controlled group or affiliated group of entities of which DQE or DEI is a member, (iv) the Discontinued Operations and the Inactive Subsidiaries, (v) indemnification obligations of the Company or any Subsidiary to any of their officers or directors required by the Company's Amended By-Laws or Articles or the organic documents of any Subsidiary arising out of any facts or circumstances occurring on or prior to the Closing Date,
(vi) any material fact or facts that Acquisition discovers during the course of its due diligence and investigation of the Company (including, without limitation, review of the

Company's assets, properties and projects, and discussions with third parties and Company employees) not fully disclosed in the Schedules hereto and identified in writing by Acquisition to DEI prior to Closing that would individually or in the aggregate adversely affect the financial condition, results of operation, condition of assets, Business or prospects of the Company and which would constitute a breach of representation or warranty by DEI hereunder; (vii) replacement, modification or repair of equipment related to CM Services, Inc.'s Engineering Procurement Construction Facilities Operation Contract against AK Steel Corporation dated May 18, 1995, as amended, in connection with the dispute describe in item 5(a) of Schedule 2.16, provided
                                                     -------------
that the indemnity in this clause (vii) shall not exceed $2 million and shall be made only after CM Services, Inc. first exercises it best efforts to exhaust its remedies under such contract with AK Steel Corporation (without arbitration or litigation), provided further that this clause (vii) shall be Acquisition's sole remedy with respect to the dispute identified in item 5(a) of Schedule 2.16 (but
                                                              -------------
not to any other matter involving Damages, if any, relating to such contract) and, provided, further, that any such repairs shall be subject to the prior
     -----------------
approval of DEI (which approval shall not be unreasonably withheld, conditioned or delayed); (viii) a partial termination, if any, of the Employee Retirement Plan of Chester Environmental as a result of employee terminations during 1995 or 1996; and (ix) all of the matters and claims identified on Schedules 2.15 and
                                                              --------------
2.29 for amounts in excess (in the aggregate) of the balance of the applicable
----
reserves on the Company's 12-31-96 Balance Sheet. The waiver by Acquisition of any condition to Closing set forth in Section 6.02 shall not be deemed to be a
                                      ------------
waiver by Acquisition of its rights of indemnification hereunder. DEI waives any applicable statute of limitations with respect to the matter governed by clause
(iv) above. Failure by Acquisition to notify DEI of any fact identified with respect to the matters governed by clause (vi) above shall not prejudice Acquisition's rights to indemnification under clause (i) if Acquisition did not know of such facts prior to Closing. DEI shall have no liability hereunder for matters contained in clause (vi) above with respect to which it has not received a notice or notices of claim pursuant to Section 8.04 within two years after the
                                         ------------
Closing Date. Notwithstanding the foregoing, Acquisition and the Company (and not DEI) shall be solely liable for any breach by the Company after the Closing Date (based on actions by the Company after the Closing Date) of the covenant not to compete contained in Section 8.4 of the Asset Purchase Agreement between the Company and Ground Water Technology, Inc. dated February 15, 1995.

          8.03  Indemnification by Acquisition. Subject to Section 8.06 below,
                ------------------------------             ------------
Acquisition shall indemnify, defend, save and hold DEI and its officers, directors, employees, Affiliates and agents (collectively, "Duquesne Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses, including reasonable attorneys' fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Duquesne Damages") asserted against, imposed upon, resulting to or incurred by any of the Duquesne Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from, (i) a breach of any of the representations and warranties made by Acquisition in this Agreement, except as set forth above in the first sentence of Section 8.01 or
                                                              ------------
(ii) a breach of
any of the covenants or agreements made by Acquisition in or pursuant to this Agreement and in any Other Agreement to which Acquisition is a party.

          8.04  Notice of Claims.  If any Acquisition Indemnitee or Duquesne
                ----------------
Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Acquisition Damages or Duquesne Damages ("Damages") for which it is entitled to indemnification under this Article VIII, or if any legal, governmental or administrative proceeding which may result in such damages is threatened or asserted (including any written notice from any taxing authority), such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. Except as provided in the penultimate sentence of Section
                                                                        -------
8.02, the failure of an Indemnified Party to give any notice required by this
----
Section 8.04 shall not affect any of such party's rights under this Article VIII
------------
except to the extent such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

          8.05  Third Party Claims.  In case any legal, governmental or
                ------------------
administrative proceeding which may result in such Damages is instituted, threatened or asserted (including any written notice from any taxing authority) by or against a third party with respect to which an Indemnified Party intends to claim any Damages and the Indemnified Party notifies the Indemnifying Party of such proceeding as provided in Section 8.04, the Indemnifying Party shall be
                                  ------------
entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Article VIII for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all Liability on any claims that are the subject matter of such proceeding.

          8.06  Limitation on Damages; Insurance; Etc.  Notwithstanding any
                --------------------------------------
provision under this Article VIII to the contrary, neither DEI nor Acquisition shall have any indemnity liability under clauses (i) or (vi) of Section 8.02 or
                                                                ------------
clause (i) of Section 8.03, respectively, for any Damages until the aggregate
              ------------
amount of such Damages incurred by the other party exceeds the sum of $350,000, but if the aggregate amount of Damages thereunder exceeds

$350,000, indemnification shall be made to the full extent of Damages; provided,
                                                                       --------
however, that, the foregoing limitations shall not apply to Section 2.11, the
-------                                                     ------------
last sentence of Section 2.08 or any matter relating to title to the Chester
                 ------------
Shares, title to the Company's or the Subsidiaries' assets or title to the USF Shares. In no event shall DEI's indemnity liability for breach of any representation or warranty contained herein exceed $25 million. All Damages payable hereunder shall be paid promptly in cash. In determining Damages hereunder, (i) the Company shall be required to pursue all valid claims against any insurance carrier providing coverage with respect to the matter giving rise to such Damages, (ii) if such Damages arise out of matters concerning any customers of the Company, the Company shall use its best efforts to pursue its rights and remedies against such customers (without litigation or arbitration), and (iii) if such Damages arise out of matters involving Persons other than customers of the Company and the Company has indemnification rights against such Persons, then the Company shall permit DEI, at DEI's expense, to pursue any and all remedies against such Persons and DEI shall be entitled to the proceeds thereof to the extent of such Damages; provided, however, that no such
                                       -----------------
requirement shall delay DEI's obligations to indemnify Acquisition or the Company hereunder (except that DEI's indemnification obligation hereunder shall be delayed if and to the extent that the applicable insurance company under clause (i) above assumes the defense or acknowledges liability).

          8.07  Additional Remedies.  At the Closing, DEI will deliver to
                -------------------
Acquisition a certified copy of the agreement pursuant to which it acquired the Company from Mestek, Inc. (the "Mestek Purchase Agreement"). To the extent that DEI's rights under the Mestek Purchase Agreement are assignable, DEI shall assign those rights to Acquisition at the Closing. If such rights are not assignable, then, without limiting any other rights or remedies of Acquisition or the Company herein, if after Closing Acquisition or the Company sustain any Damages with respect to which it is determined that Acquisition or the Company would not be entitled to indemnification pursuant to Section 8.02 hereof, but
                                                     ------------
with respect to which DEI would have rights of indemnification against Mestek, Inc. under the Mestek Purchase Agreement, then DEI shall, at the Company's notice, direction and expense, actively and timely pursue and prosecute its claims and remedies against Mestek, Inc. (for the benefit of Acquisition and the Company) under the Mestek Purchase Agreement and shall promptly deliver all compensation that it receives from such claims and remedies, minus any reasonable expenses (including attorney's fees) incurred by DEI in prosecuting such claims and remedies, to the Company. Nothing herein shall be deemed to be a waiver by DEI of any remedy that it may now or hereafter have under any applicable securities laws with respect to the transactions contemplated hereby.

          8.08  Good Faith Effort to Settle Disputes. The parties agree that,
                ------------------------------------
prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, the chief executive officers of Acquisition and DEI shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such individuals shall disclose to the others all relevant information relating to such dispute.


                                   ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

          9.01  Construction.  As used herein, unless the context otherwise
                ------------
requires: (i) the terms defined herein shall have the meaning set forth herein for all purposes; (ii) references to "Article" or "Section" are to an article or section hereof; (iii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iv) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (v) "writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (vi) "hereof", "herein", "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or attachment hereto; (vii) references to any gender include references to all genders, and references to the singular include references to the plural and vice versa; (viii) references to an agreement or other instrument or law, statute or regulation are referred to as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision) and all regulations, rulings and interpretations promulgated pursuant thereto; (ix) the preliminary statements made on page 1 hereof are incorporated herein and made a part hereof; (x) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof; (xi) the deadline for all deliveries and notices hereunder shall be determined by reference to the local time of the place such delivery or notice is properly made; and (l) all currency references herein are to U.S. dollars.

          9.02  Notices.  All notices, and other communications given or made
                -------
pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second day after mailing, if sent by registered or certified mail, return receipt requested, (ii) upon delivery, if sent by hand delivery, (iii) when received, if sent by prepaid overnight carrier, with a record of receipt, or (iv) the first day after dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, return receipt requested), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

          (a)  if to Acquisition, to:

               Chester Acquisition Corporation
               40-004 Cook Street
               Palm Desert, CA 92211
               Attention:  Damian C. Georgino, Esq.

          (b)  if to DEI, to:

               Duquesne Enterprises, Inc.
               One Northshore Center
               Suite 100
               Pittsburgh, PA  15212
               Attention: Mr.  Thomas A. Hurkmans

               with a copy to Linda S. Ackerman
               Assistant General Counsel, Esq.
               15/th/ Floor
               411 Seventh Street
               Pittsburgh, PA  15219

          (c)  if to the Company, to:

               Chester Engineers, Inc.
               600 Clubhouse Drive
               Moon Township, PA 15108
               Attention: Mr.  Anthony F.  Lisanti, Chief Executive Officer

          9.03 Successors and Assigns.  This Agreement and all the rights and
               ----------------------
powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          9.04 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of law doctrines.

          9.05 No Assignment.  This Agreement and the rights, interests and
               -------------
obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Acquisition may assign its rights hereunder to any direct or indirect wholly owned subsidiary of USF, so long as Acquisition remains fully liable hereunder.

          9.06 Amendment and Waiver; Cumulative Effect.  The parties may by
               ---------------------------------------
mutual agreement amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of any other party, waive any inaccuracies in representations by any other party,
(ii) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement where otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise; provided, however, that Acquisition shall
                                    --------  -------
not be entitled to injunctive relief prior to Closing and neither party hereto shall be entitled to consequential or incidental damages after Closing.

          9.07 Entire Agreement.  This Agreement and the Schedules and Exhibits
               ----------------
set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

          9.08 Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          9.09 No Third Party Beneficiaries.  This Agreement is not intended to
               ----------------------------
confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of Sections 8.02 and 8.03 relating to
                                    -------------     ----
Acquisition Indemnitees and Duquesne Indemnitees, respectively, which are intended to benefit such indemnitees.

          9.10 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



ATTEST:                             DUQUESNE ENTERPRISES, INC.


By:                                 By:  /s/ Thomas A. Hurkmans
   --------------------                  ----------------------

Title:                              Title:    President
      -----------------                    --------------------




ATTEST:                             CHESTER ACQUISITION CORPORATION


By:                                 By:  /s/ Damian Georgino
   --------------------                  ----------------------

Title:                              Title:
      -----------------                    --------------------


ATTEST:                             CHESTER ENGINEERS, INC.


By:                                 By:  /s/ Anthony S. Lisanti
   --------------------                  ----------------------

Title:                              Title:    CEO
      -----------------                    --------------------

                                   AMENDMENT
                                   ---------
                                      TO
                                      --
                           STOCK PURCHASE AGREEMENT
                           ------------------------

================================================================================


          THIS AMENDMENT ("Amendment") is made and entered into as of the 30th day of April, 1997 by and among DUQUESNE ENTERPRISES, INC., a Pennsylvania corporation ("DEI"), CHESTER ENGINEERS, INC., a Pennsylvania corporation (the "Company"), and CHESTER ACQUISITION CORPORATION, a Delaware corporation ("Acquisition").


                             W I T N E S S E T H:


          WHEREAS, DEI, the Company and Acquisition entered into that certain Stock Purchase Agreement, dated as of March 17, 1997, pursuant to which Acquisition agreed to acquire from DEI, and DEI agreed to sell to Acquisition, all the issued and outstanding shares of common stock of the Company (the "Stock Purchase Agreement"); and

          WHEREAS, the parties wish to amend the Stock Purchase Agreement, under the terms and conditions set forth herein,

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

          1.  Incorporation of Recitals/Definitions.  The recitals set forth
              -------------------------------------
above are incorporated into and made a part of this Amendment. Unless otherwise defined herein, capitalized terms used herein shall have the definitions ascribed thereto in the Stock Purchase Agreement.

          2.      Amendment.  Section 8.02(vii) of the Stock Purchase Agreement
                  ---------
is hereby amended and restated in full, as follows:

          (vii) with respect to the CM Services, Inc. Engineering Procurement Construction Facilities Operation Contract with AK Steel Corporation, dated May 18, 1995, as amended (the "AK Steel Contract"), (A) the dispute described in Item 5(a) on page 8 of Schedule 2.16 (the
                                                      --------------
          "Dispute"), including, without limitation, replacement, modification or repair of equipment, POTW charges, fines and lost profits (as determined in accordance with Schedule 1 hereto) under the AK Steel Contract and (B) the exercise of a termination for convenience by AK Steel pursuant to Sections 30.6,
          30.7 and 30.8 of the AK Steel Contract (a "Termination for Convenience"); provided that (x) the indemnity in this clause (vii)(A)
                         --------
          (including, without limitation, a Termination for Convenience granted to AK Steel for a failure of a performance test of the improvements constructed to address the matters underlying the Dispute to be successfully completed) shall not exceed $2,000,000 and the indemnity on this clause (vii)(B) shall not exceed $500,000; (y) this clause
          (vii) shall be Acquisition's sole remedy with respect to the Dispute (but not to any other matter involving Damages, if any, related to such contract) and a Termination for Convenience and (z) with respect to a Termination for Convenience, the indemnity under this clause
          (vii) shall include only the book value of the WWTP (as such term defined in the AK Steel Contract) less sums payable by AK Steel pursuant to a Termination for Convenience assuming (I) depreciation of the WWTP in a manner consistent with past practice (of approximately $110,000 per month), (II) no improvements to the WWTP beyond those reflected on the 12/31/96 Balance Sheet and (III) no amendment to the AK Steel Contract which would reduce the fees payable by AK Steel in the event of a Termination for Convenience.

          3    Miscellaneous.
               -------------

               (a) This Amendment may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

               (b) This Amendment may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall constitute but one and the same instrument.

               (c) The Stock Purchase Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the transactions contemplated hereby and thereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements.

               (d) All titles and headings in this Amendment are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof.

               (e) This Amendment shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and assigns.

               (f) Except as expressly provided hereunder, the Stock Purchase Agreement shall remain in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



Witness:                            DUQUESNE ENTERPRISES, INC.


By:                                 By:  /s/ Thomas A. Hurkmans
   --------------------                  ----------------------

Title:                              Title:    President
      -----------------                   ---------------------





Witness:                            CHESTER ENGINEERS, INC.


By:                                 By:  /s/ Anthony S. Lisanti
   --------------------                  ----------------------

Title:                              Title:    CEO
      -----------------                    --------------------


Witness:                            CHESTER ACQUISITION CORPORATION


By:                                 By:  /s/ Damian Georgino
   --------------------                  ----------------------

Title:                              Title:
      -----------------                    --------------------